BAYVIEW FINANCIAL
MORTGAGE PASS-THROUGH TRUST 2007-B

Mortgage Pass-Through Certificates, Series 2007-B

$[370,611,000]
(Approximate)

Subject to Revision

July 16, 2007 - Free Writing Prospectus

The issuer has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free-writing prospectus with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at www.bfbaseprospectus.com. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from either (i) Bayview Financial, L.P., 4425 Ponce de Leon Blvd., 5th Floor, Coral Gables, FL 33146; Attn: Structured Finance or by calling (800) 457-5104, Attention: Jason Somerville, or (ii) J.P. Morgan Securities Inc. by calling 212-834-4154 collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities. This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

NONE OF BAYVIEW FINANCIAL SECURITIES COMPANY, LLC OR ANY OF ITS AFFILIATES PREPARED, PROVIDED, APPROVED OR VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS, ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY BAYVIEW FINANCIAL SECURITIES COMPANY, LLC OR ITS AFFILIATES.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the nondelivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

Copyright 2007 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

STATIC POOL INFORMATION

The content of the website http://www.bfstaticpools.com will be updated prior to the Pricing Date of the Offered Securities to comply with the requirements of Item 1105 of Regulation AB under the Securities Act of 1933.

New Issue Free Writing Prospectus

$[370,611,000]
(Approximate)

BAYVIEW FINANCIAL

MORTGAGE PASS-THROUGH TRUST 2007-B
Mortgage Pass-Through Certificates,
SERIES 2007-B

Preliminary Term Sheet

Bayview Financial Securities Company, LLC
Depositor

Wells Fargo Bank, N.A.
Master Servicer

U.S. Bank National Association
Trustee

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES (“CURRENT BALANCES”) FOR JULY 1, 2007 (THE “CUT-OFF DATE”) UNLESS OTHERWISE INDICATED.
As of July 1, 2007, the mortgage loans consisted of two pools (each a “Mortgage Pool”) of first lien, fully amortizing and balloon, fixed and adjustable rate, mortgage loans secured by residential properties.

Free Writing Prospectus for BAYV 2007-B

JPMorgan Contact List

Mortgage Backed Securities			Syndicate/Sales Desk
Origination:	Matthew Wong	(212) 834-5709	Andrew Cherna	(212) 834-4154
	Ekaterina Fayn	(212) 834-9112	Randall Outlaw	(212) 834-4154
	Carla Schriver	(212) 834-5257	Melissa Traylor	(212) 834-4154
	Fuat Savas	(212) 834-9648

Structuring:	Vikas Garg	(212) 834-9593
	Steven Wang	(212) 834-5833

Trading:	Peter Basso	(212) 834-3720

Rating Agency Contacts
Standard & Poor’s
Waqas Shaikh	(212) 438-6318

Moody’s
Wioletta Frankowicz	(212) 553-1019

Fitch
Michele Patterson	(212) 908-0779
Jaka Ismail	(212) 908-0275

Please Direct All Questions to the Syndicate Desk (212)834-4154 Andy Cherna Randall Outlaw Melissa Traylor

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

BOND SUMMARY
$[370,611,000]
(APPROXIMATE, SUBJECT TO +/- 10% VARIANCE)
 BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-B
Senior / Subordinate REMIC Certificates

Class	Approximate Size ($)	Initial Coupon (1)	Est.WAL (yrs.) Call/Mat (2)	Prin. Window (Mths.) Call/Mat (2)	Approx. Initial C/E (3)	Approx. Targeted C/E (4)	Legal Final Maturity(12)	Expected Ratings (5) Moody’s/S&P/Fitch
A-IO	(6)	Variable	1.26 / 1.26	1-30 / 1-30	17.60%	18.40%	1/2010	Aaa/AAA/AAA
1-A1	$67,423,000	[ ]%	1.00 / 1.00	1-26 / 1-26	17.60%	18.40%	7/2037	Aaa/AAA/AAA
1-A2	$31,756,000	[ ]%	3.00 / 3.00	26-53 / 26-53	17.60%	18.40%	7/2037	Aaa/AAA/AAA
1-A3	$7,519,000	[ ]%	5.04 / 5.04	53-70 / 53-70	17.60%	18.40%	7/2037	Aaa/AAA/AAA
1-A4	$13,337,000	[ ]%	8.35 / 10.20	70-111 / 70-215	17.60%	18.40%	7/2037	Aaa/AAA/AAA
1-A5(7)	$13,337,000	[ ]%	6.63 / 6.72	37-111 / 37-212	17.60%	18.40%	7/2037	Aaa/AAA/AAA
2-A1	$45,867,000	1mL+[ ]%	1.00 / 1.00	1-26 / 1-26	17.60%	18.40%	7/2037	Aaa/AAA/AAA
2-A2	$21,821,000	1mL+[ ]%	3.00 / 3.00	26-51 / 26-51	17.60%	18.40%	7/2037	Aaa/AAA/AAA
2-A3	$24,266,000	1mL+[ ]%	7.15 / 8.14	51-111 / 51-238	17.60%	18.40%	7/2037	Aaa/AAA/AAA
2-A4	$91,955,000	1mL+[ ]%	3.10 / 3.36	1-111 / 1-238	17.60%	18.40%	7/2037	Aaa/AAA/AAA
M-1	$22,333,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	11.80%	12.60%	7/2037	Aa2/AA/AA
M-2	$6,353,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	10.15%	10.95%	7/2037	Aa3/AA-/AA-
M-3	$10,782,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	7.35%	8.15%	7/2037	A2/A/A
M-4	$4,813,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	6.10%	6.90%	7/2037	A3/A-/A-
B-1	$4,621,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	4.90%	5.70%	7/2037	Baa1/BBB+/BBB+
B-2	$4,428,000	1mL+[ ]%	6.19 / 6.85	37-111 / 37-238	3.75%	4.55%	7/2037	Baa2/BBB/BBB
X (8) (9)	Not Offered Hereby							NR
P (8) (10)	Not Offered Hereby							NR
R (8) (11)	Not Offered Hereby							NR
RL(8)(11)	Not Offered Hereby							NR

(1)
Each class of Senior Certificates, other than the Class A-IO Certificates, and each class of Subordinate Certificates, is subject to the applicable Available Funds Cap, as described on pages 15 and 16. Following the first distribution date on which the 10% Optional Call may be exercised, the coupon on any class of Group 1 Senior Certificates will equal the Initial Coupon for such class plus 0.50%, and the margin on any class of Group 2 Senior Certificates and the Subordinate Certificates will equal 1.5 times the initial margin for such class. One-Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date. The Class A-IO Certificates will have a coupon as described on page 27.

(2)
The weighted average lives (“WAL”) and Principal Window assume prepayments occur at 21% CPR and the certificates pay on the 28th of each month beginning in August 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date. The principal window for the Class A-IO represents distributions of interest only.

(3)
Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The initial O/C amount on the Closing Date will equal approximately 3.75% of the Cut-off Date aggregate pool balance. Rating levels are subject to final approval.

(4)	Assumes O/C has increased from approximately 3.75% to the O/C Target, which will be 4.55% of the aggregate pool balance as of the Cut-off Date.

(5)	Ratings are subject to final rating agency approval.

(6)
The Class A-IO Certificates will be entitled to receive distributions in respect of interest based on a variable rate and notional amount. The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in January 2010 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero, as described on page 27. The Class A-IO Certificates will not be entitled to distributions in respect of principal.

(7)
The Class 1-A-5 Certificates are not expected to receive accelerated payments of principal to the same extent as the other senior certificates because principal distributions with respect to this class will not be made until the Distribution Date in August 2010, unless the other Group 1 Senior Certificates have been retired.

(8)	The Class X, P, R and RL Certificates are not offered hereby.

(9)
The Class X Certificates represent the entitlement to certain remaining cash flows in respect of the Mortgage Loans, the interest rate swap agreement, and the interest rate cap agreement, following payment of principal and interest in respect of the Senior Certificates and Subordinate Certificates, interest rate swap, and the Class P Certificates, as described herein.

(10)	The Class P Certificates are entitled to all prepayment penalty distributions.

(11)	The Class R and RL Certificates are non-economic REMIC tax residuals.

(12)
The legal final maturity date was determined to occur in the calendar month that is 30 years following the closing date for each class of the Senior Certificates and Subordinate Certificates, except the Class A-IO Certificates. The legal final maturity date for the Class A-IO Certificates is the 30th Distribution Date.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

OVERVIEW

•
Bayview Financial Mortgage Pass-Through Trust 2007-B Mortgage Pass-Through Certificates, Series 2007-B is a mortgage-backed securitization. The Mortgage Loans will have been sold by Bayview Financial, L.P. (the “Sponsor”) and Bayview Financial Property Trust II to Bayview Financial Securities Company, LLC (the “Depositor”). The Depositor will sell the Mortgage Loans and other assets to the Trustee. On the Closing Date, the Trustee will issue REMIC Certificates.

•
Certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of fixed and adjustable rate, first lien, fully amortizing and balloon, residential loans, as described in detail on page 36.

•
As of the Cut-Off Date, the Mortgage Loans had an aggregate stated principal balance of approximately $385,048,950 and were comprised of approximately (i) 48.31% ($186,025,019) fixed-rate mortgage loans and (ii) 51.69% ($199,023,931) adjustable-rate mortgage loans.

•
The Mortgage Loans will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”). Pool 1 and Pool 2 will represent approximately 42.04% and 57.96%, respectively, of the Mortgage Loans.

•
Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.80% (approximately 96.84%) of the pool 1 mortgage loans) and (ii) adjustable-rate mortgage loans with more than sixty months remaining until the next rate adjustment date (approximately 3.16% of the pool 1 mortgage loans)

•
Pool 2 will consist of: (i) adjustable-rate mortgage loans with sixty or fewer months remaining until the next rate adjustment date (approximately 86.88% of the pool 2 mortgage loans) and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.80% (approximately 13.12% of the pool 2 mortgage loans)

•
The loan population for each of Pool 1 and Pool 2 may differ on the Closing Date from their respective populations as described herein, as a result of a recalculation of the months remaining until the next rate adjustment date.

•	The Senior Certificates identified with a “1-” in their class designation will receive distributions of interest and principal based primarily on collections from the Pool 1 mortgage loans.

•	The Senior Certificates identified with a “2-” in their class designation will receive distributions of interest and principal based primarily on collections from the Pool 2 mortgage loans.

•
The Class A-IO Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 (the “Subordinate Certificates”) will receive distributions based on collections from both Mortgage Pools.

•
Limited Cross-Collateralization: If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the Mortgage Loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates.

•	The trust will feature a 10% Optional Call.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B
CERTIFICATES

•	The Trust will issue

o	Ten classes of senior certificates (the “Senior Certificates”):

▪	the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, and Class 1-A5 Certificates (the “Fixed-Rate Certificates” or the “Group 1 Senior Certificates”),

▪
the Class 2-A1, Class 2-A2, Class 2-A3, and Class 2-A4 Certificates (the “Senior LIBOR Certificates” or the “Group 2 Senior Certificates”, and, together with the Fixed-Rate Certificates, the “Class A Certificates”), and

▪
the Class A-IO Certificates. The Class A-IO Certificates will not have a class principal balance and will not be entitled to payments of principal. Interest will accrue on the Class A-IO for 30 months based on a scheduled, variable notional amount comprised of two components “A-IO(1)” and “A-IO(2)” that will accrue interest based on scheduled, variable rates, as described herein.

o
Six classes of subordinate certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates (the “Subordinate Certificates,” and, together with the Senior LIBOR Certificates, the “LIBOR Certificates”).

o
Three classes of residual certificates: the Class X Certificates, which will be entitled to releases of excess interest, as described below under Interest Payment Priority and Supplemental Interest Trust Payment Priority, and the Class R and Class RL non-economic REMIC tax residuals.

o	The Class P Certificates, which are entitled to distributions in respect of prepayment penalties.

•
Each class of Senior Certificates and Subordinate Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. The Trustee, on behalf of the Supplemental Interest Trust, will enter into such interest rate swap agreement with [ ], as Swap Counterparty. Under the interest rate swap agreement, one business day prior to each Distribution Date, beginning in August 2007 and ending in July 2011, the Supplemental Interest Trust will be obligated to make fixed payments at a per annum rate of [5.52]% (based on a 360-day year consisting of twelve 30-day months), and the Swap Counterparty will be obligated to make floating payments at the One-Month LIBOR rate (based on a 360-day year and the actual number of days in the related accrual period), in each case calculated on a scheduled notional amount. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, certain amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Swap Counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the Swap Counterparty will owe a Net Swap Payment to the Supplemental Interest Trust.

•
In addition, the Supplemental Interest Trust will hold a Reserve Fund, the assets of which will include an interest rate cap agreement pursuant to a 10-year schedule whereby the cap provider will be required to make monthly payments from August 2007 through July 2017 if One-Month LIBOR moves above certain specified strike rates, as described on pages 16 and 26. The interest rate cap agreement is intended to partially mitigate the amount of basis risk shortfalls experienced by the Fixed-Rate Certificates and the LIBOR Certificates due to the application of the applicable Available Funds Cap

CREDIT ENHANCEMENT

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) a Reserve Fund, and (4) Subordination. Excess Interest is described on page 35.

•
Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

STRUCTURE

PRINCIPAL

•
Subordinate Certificates will be locked out from distributions of principal until the earlier of (1) the Distribution Date in August 2010 and (2) the date on which the Class A Certificates have been reduced to zero.

•
On or after the Stepdown Date, provided a Trigger Event (as described on page 12) is not in effect, principal will be distributed to the Class A and Subordinate Certificates pro rata, as described on pages 24 through 25 in reduction of their respective class principal balances to the Target O/C Amount for that Distribution Date until reduced to zero.

INTEREST

•	Each class of Group 1 Senior Certificates will accrue interest at a fixed rate, subject to the Pool 1 Available Funds Cap.

•	Each class of Group 2 Senior Certificates will accrue interest at the rate of One-Month LIBOR plus a specified margin, subject to the Pool 2 Available Funds Cap.

•	Each class of Subordinate Certificates will accrue interest at the rate of One-Month LIBOR plus a specified margin, subject to the Subordinate Available Funds Cap.

•	Following the first distribution date on which the 10% Optional Call may be exercised,

o	the coupon on each Class of the Fixed-Rate Certificates will equal 0.50% plus the initial rate for such Class

o	the margin on each Class of the LIBOR Certificates will equal 1.5 times the initial margin for such Class

•	Basis risk shortfalls will be paid on future Distribution Dates with interest, to the extent of funds available.

Subordination of Class M and B Certificates

Class A-IO and Class A(1) Initial Enhancement Pct. (17.60%)
Class M-1 Initial Enhancement Pct. (11.80%)
Priority of Payment	Class M-2 Initial Enhancement Pct. (10.15%)	Order of Loss Allocation
The initial Enhancement Percentage is the Enhancement Percentage (as defined on page 13), which includes the initial O/C Amount of approximately $14,437,950 or 3.75% of the Cut-Off Date balance.

On or after the Stepdown Date (provided a Trigger Event is NOT in effect) O/C will step-down to 2 times Target O/C (9.10% of current aggregate pool balance), subject to an O/C Floor.
[DOWN]	Class M-3 Initial Enhancement Pct. (7.35%)	[UP]	Classes M-1, M-2, M-3, M-4, B-1 and B-2 are subject to a lock-out period until the Stepdown Date with respect to principal payments.
Class M-4 Initial Enhancement Pct. (6.10%)
Class B-1 Initial Enhancement Pct. (4.90%)
Class B-2 Initial Enhancement Pct. (3.75%)

Overcollateralization Initial upfront (3.75%) Target (4.55%)

(1) The Interest-Only Class (Class A-IO) is not entitled to distributions of principal. Class A-IO and Class A Certificates have preferential right to receive interest over the Subordinate Certificates as described under “Interest Payment Priority” below.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS

Issuing Entity:	Bayview Financial Mortgage Pass-Through Trust 2007-B

Sponsor:	Bayview Financial, L.P., “BFLP”

Sellers:	Each of Bayview Financial, L.P., and Bayview Financial Property Trust II

Offered Certificates:
Class A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4, M-1, M-2, M-3, M-4, B-1 and B-2 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue the Class X, P, R and RL Certificates.

	Senior Certificates:	The Class A-IO Certificates, Fixed-Rate Certificates, and Senior LIBOR Certificates.
	Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates.
	Fixed-Rate Certificates:	The Class 1-A1, 1-A2, 1-A3, 1-A4, and 1-A5 Certificates.
	Non-Accelerated Senior Certificates:	The Class 1-A5 Certificates.
	Senior LIBOR Certificates:	The Class 2-A1, 2-A2, 2-A3, and 2-A4 Certificates.
	LIBOR Certificates:	The Senior LIBOR Certificates and the Subordinate Certificates.
	Interest-Only Certificates:	Class A-IO Certificates.

Lead Underwriter:	J.P. Morgan Securities Inc.

Co-Underwriters:	Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Depositor:	Bayview Financial Securities Company, LLC

Trustee:	U.S. Bank National Association

Master Servicer:	Wells Fargo Bank, N.A. (the “Master Servicer”)

Servicers:	Manufacturers and Traders Trust Company, Bayview Loan Servicing, LLC, and others to be determined.

Servicing Advances:
The Servicers are required under the servicing agreements to advance delinquent payments of principal and interest on all Mortgage Loans in the trust, to the extent that such advances are expected to be ultimately recoverable from the related Mortgage Loan.

Custodian:	U.S. Bank National Association

Cap Counterparty:	[TBD]

Swap Counterparty:	[TBD]

Cut-off Date:	July 1, 2007.

Delinquency Determination
Date:
On or after the Cut-off Date with respect to approximately 63.49% of the Mortgage Loans; on or after June 1, 2007, but prior to July 1, 2007, with respect to approximately 25.09% of the Mortgage Loans; and on or after May 1, 2007, but prior to June 1, 2007 with respect to approximately 11.42% of the Mortgage Loans.

Expected Pricing Date:	On or about July [18], 2007

Expected Closing Date:	On or about July [25], 2007

Pricing Prepayment Speed:	21% constant prepayment rate (“CPR”).

Distribution Date:
28th day of each month (or the next business day), commencing in August 2007. For the purposes of determining the month immediately preceding any Distribution Date, the Distribution Date will be deemed to be the 28th day of the month irrespective of whether such day is a business day.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Net Mortgage Rate:	The Net Mortgage Rate with respect to each Mortgage Loan will equal the mortgage rate of such loan less the applicable Aggregate Fee Rate.

Servicing Fee:	Approximately 0.46426% per annum of the aggregate principal balance of the Mortgage Loans, payable monthly.

Master Servicing Fee:	0.0150% per annum of the aggregate pool balance

Trustee Fee:	0.0035% per annum of the aggregate pool balance

Custodian Fee:	0.0030% per annum of the aggregate pool balance

Aggregate Fee,
Aggregate Fee Rate:
For each Mortgage Loan, the “Aggregate Fee Rate” is the sum of the applicable servicing fee rate, the master servicing fee rate, the Trustee Fee Rate, the Custodian Fee Rate and the rate of any lender-paid primary mortgage insurance (if any), and the“Aggregate Fee” is the sum of the applicable servicing fee, the master servicing fee, the trustee fee, the custodian fee and the premium rate of any lender-paid primary mortgage insurance (if applicable).

Record Date:
The “Record Date” for each of the Fixed-Rate Certificates for any Distribution Date will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. The ‘‘Record Date” for the Class A-IO and the LIBOR Certificates for any Distribution Date will be the close of business on the Business Day immediately preceding the related Distribution Date. In the case of the first Distribution Date the Record Date will be the Closing Date for all Fixed-Rate Certificates.

Day Count:
Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on the Fixed-Rate Certificates and the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days for the Class A-IO and LIBOR Certificates and 27 days for the Fixed-Rate Certificates.

Accrual Period:
With respect to each Distribution Date and (a) the Group 1 Senior Certificates, the calendar month immediately preceding such Distribution Date, or (b) the Class A-IO Certificates or LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Accrued Interest:	On the Closing Date, the Class A-IO and LIBOR Certificates will settle flat (without accrued interest), and the Fixed-Rate Certificates will settle with 24 days of accrued interest.

Due Period:
With respect to any Distribution Date, the “Due Period” is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the Prepayment Period is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable servicing agreement).

LIBOR:
One-Month LIBOR, for each Accrual Period, will be determined on the second business day immediately prior to the commencement of the such Accrual Period, and will equal such rate as quoted on Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, on such date.

Registration:	The Offered Certificates will be available in book-entry form through DTC.

Denominations:
The minimum denomination will be $100,000 in the case of the Offered Certificates other than the Class A-IO Certificates, or $1,000,000 in the case of the Class A-IO Certificates. For all Classes of Offered Certificates, the incremental denomination will be $1.

Clearing:	DTC, Euroclear or Clearstream

SMMEA Eligibility:	The Offered Certificates will not be "mortgage-related securities" for purposes of SMMEA.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

ERISA Eligibility:
As of the Closing Date, the Senior Certificates will be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions, including, during the term of the Supplemental Interest Trust, satisfaction of the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or some other applicable administrative or statutory exemption. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Certificates. The Subordinate Certificates may only be purchased by plan investors that are life insurance companies that meet the requirements of PTCE 95-60.

Tax Status:	For federal income tax purposes, multiple elections will be made to treat specified portions of the Trust Fund as “real estate mortgage investment conduits” (each, a “REMIC”).

10% Optional Call:
On any Distribution Date beginning on the Optional Call Date, the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase the Mortgage Loans and all other property of the Trust Fund at a price equal to the sum of (a) the greater of (1) the aggregate unpaid principal balance of the Mortgage Loans and (2) the fair market value of the Mortgage Loans without regard to accrued interest, (b) interest accrued and unpaid on the Mortgage Loans (not already covered in (1) above), (c) any unpaid servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund, (e) the Class A-IO Termination Amount, and (f) any swap termination payment owed to the Swap Counterparty still unpaid or due as a result of the exercise of the 10% Optional Call.

The “Optional Call Date” is the first Distribution Date on which the aggregate pool balance as of the beginning of the related Due Period is less than 10% of the Cut-off Date aggregate pool balance.

Class A-IO Termination Amount:
The sum of (i) Current Interest thereon for such Distribution Date, (ii) the present value of the remaining scheduled distributions on the Class A-IO Certificates, using a discount rate of [___]% per annum and (iii) any previously unpaid accrued interest.

Coupon Step-Up:
On each Distribution Date occurring after the Optional Call Date, the margin for any Class of LIBOR Certificates will equal 1.5x the initial margin for such Class, and the coupon for any Class of Fixed-Rate Certificates will equal 0.50% plus the initial coupon for such Class.

Mortgage Loans:
The mortgage loans included in the trust fund will consist of fixed-rate and adjustable-rate, first-lien, mortgage loans ("Mortgage Loans") having an aggregate stated principal balance as of the Cut-Off Date of approximately $385,048,950.

	●	$186,025,019 principal balance of fixed-rate mortgage loans (approximately 48.31%).

	●	$199,023,931 principal balance of adjustable-rate mortgage loans (approximately 51.69%).

Approximately 11.79% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date will be covered by primary mortgage insurance.

The Mortgage Loans will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”). Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.80% (approximately 96.84% of the pool 1 mortgage loans) and (ii) adjustable-rate mortgage loans with more than sixty months remaining until the next rate adjustment date (approximately 3.16% of the pool 1 mortgage loans). Pool 2 will consist of: (i) adjustable-rate mortgage loans with sixty or fewer months remaining until the next rate adjustment date (approximately 86.88% of the pool 2 mortgage loans) and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.80% (approximately 13.12% of the pool 2 mortgage loans). The loan population for each of Pool 1 and Pool 2 may differ on the Closing Date from their respective populations as described herein, as a result of a recalculation of the months remaining until the next rate adjustment date.

Credit Enhancement:
	1.	Excess Interest
	2.	Overcollateralization (“O/C”)
	3.	Reserve Fund
	4.	Subordination

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Group 1 Senior Principal
Distribution Percentage:
The Group 1 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Fixed-Rate Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Group 2 Senior Principal
Distribution Percentage:
The Group 2 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Senior LIBOR Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Excess Interest:
The Mortgage Loans will accrue interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and the Aggregate Fees and expenses of the trust fund.

This “Excess Interest” received on the Mortgage Loans each month, together with (1) any available amounts under the interest rate cap agreement and (2) any Net Swap Payments owed to the Supplemental Interest Trust under the swap agreement, and not otherwise allocated, will be available to absorb realized losses on the Mortgage Loans and, to the extent of Excess Interest, to increase and maintain O/C to required levels.

To the extent that a Net Swap Payment for such Distribution Date is owed to the Swap Counterparty, Excess Interest will be diminished by such amount for such Distribution Date.

For every Distribution Date, Excess Interest will generally be applied, if necessary, as principal on each Distribution Date in reduction of the class principal balances of the Fixed-Rate Certificates and the LIBOR Certificates, to build and maintain the O/C Amount, as described herein. The amount of Excess Interest will vary over time based on the prepayment and default experience of the Mortgage Loans, changes in the weighted average of the interest rates on the Mortgage Loans due to payments and prepayments, whether the Servicer advances on delinquent Mortgage Loans (including any Mortgage Loans that become non-performing Mortgage Loans), and variations in the underlying indices on the adjustable rate Mortgage Loans.

Excess Cashflow:
Excess Cashflow, for any Distribution Date, equals the sum of (1) Excess Interest, (2) the O/C Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amount for each Mortgage Pool.

Overcollateralization:
On the Closing Date, the total principal balance of the Mortgage Loans is expected to exceed the total principal balance of the Fixed-Rate Certificates and the LIBOR Certificates by approximately $14,437,950 or approximately 3.75% of the Cut-off Date aggregate pool balance. This condition is referred to as "Overcollateralization” or “O/C”.

Excess Interest will be used to reduce the principal balances of the Senior Certificates and Subordinate Certificates in order to reduce the total principal balance of the Senior Certificates and Subordinate Certificates to the Target O/C Amount, as described below.

Target O/C Amount:
The “Target O/C Amount” or “O/C Target” with respect to any Distribution Date prior to the Stepdown Date is equal to 4.55% of the Cut-off Date aggregate pool balance. On or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, the O/C Target is equal to the greater of (i) 9.10% of the then-current aggregate pool balance and (ii) the “OC Floor”. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the O/C Target will be equal to the O/C Target for the immediately preceding Distribution Date.

Overcollateralization
Floor (“OC Floor”):
The “OC Floor” equals, with respect to any Distribution Date prior to August 2027, the product of (i) 0.50% and (ii) the Cut-off Date aggregate pool balance of the Mortgage Loans. With respect to any Distribution Date on or after August 2027, the greater of (a) the product of (i) 0.50% and (ii) the Cut-off Date aggregate pool balance of the Mortgage Loans and (b) the sum of (i) the aggregate principal balance as of the end of the related Due Period for the Mortgage Loans with a remaining term to maturity as of the Cut-off Date greater than 30 years and (ii) the product of (x) 0.10% and (y) the Cut-off Date aggregate pool balance of the Mortgage Loans.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)
O/C Release Amount:
The O/C Release Amount with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for both Mortgage Pools for such Distribution Date and (y) the amount, if any, by which (i) the O/C Amount for such date, assuming that 100% of the Principal Remittance Amount for both Mortgage Pools for such date is applied on such date to distribution of principal on the Fixed-Rate Certificates and the LIBOR Certificates, exceeds (ii) the Target O/C Amount for such date.

O/C Amount:
The O/C Amount with respect to any Distribution Date will be equal to the amount, if any, by which (x) the aggregate pool balance for such date exceeds (y) the aggregate class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates after giving effect to distributions on such Distribution Date.

Trigger Event:	A “Trigger Event” will be in effect for any Distribution Date if any of the following 3 events (each as described below) has occurred with respect to that Distribution Date:
	1.	Delinquency Event;
	2.	Cumulative Loss Trigger Event; or
	3.	Subordination Trigger Event.

Delinquency Event:
A "Delinquency Event'' will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 15.80%.

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including foreclosures, loans subject to bankruptcy proceeds and REO properties) as of the close of business on the last day of such month and (ii) the sum of the aggregate principal balance of all Mortgage Loans (a) modified after the Closing Date, (b) modified within the 12 months preceding the related Distribution Date but after the closing date, and (c) repurchased within the 12 months preceding the related Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month
Delinquency Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Cumulative Loss Trigger Event:
A "Cumulative Loss Trigger Event'' will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative realized losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (2) the Cut-off Date aggregate pool balance, exceeds the applicable percentages set forth below for that Distribution Date:

Distribution Date	Loss Percentage
August 2010 through July 2011 (Distribution Dates 37 to 48)	[2.65]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter.
August 2011 through July 2012 (Distribution Dates 49 to 60)	[4.00]% for the first month, plus an additional 1/12th of [1.00]% for each month thereafter.
August 2012 through July 2013 (Distribution Dates 61 to 72)	[5.00]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter.
August 2013, and thereafter (Distribution Dates 73+)	[5.25]%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Subordination Trigger Event:
A "Subordination Trigger Event'' will have occurred with respect to any Distribution Date if the Enhancement Percentage for any class of Certificates becomes less than the applicable percentage set forth below:

Class	Enhancement Pct (%)
A	36.80%
M-1	25.20%
M-2	21.90%
M-3	16.30%
M-4	13.80%
B-1	11.40%
B-2	9.10%

Enhancement Percentage:
The "Enhancement Percentage'' for each class of Fixed-Rate Certificates and LIBOR Certificates for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total class principal balance of the Subordinate Certificates that are lower in priority of distribution than that class after giving effect to application of the Principal Distribution Amount for each Mortgage Pool for such Distribution Date, (2) the O/C Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amount for each Mortgage Pool has been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the aggregate principal balance of the Mortgage Loans.

Stepdown Date:	The "Stepdown Date'' is the latest to occur of:
	1.	the Distribution Date in August 2010 (37th Distribution Date);
	2.	the first Distribution Date on which the aggregate principal balance is less than or equal to 50.00% of the Cut-off Date aggregate pool balance; and
	3.	the first Distribution Date on which the Enhancement Percentage for each class of Certificates equals or exceeds 200% of the applicable target enhancement percentage set forth below:

	Target	200% Target
Class	Enhancement (1) Pct (%)	Enhancement Pct (%)
A	18.40%	36.80%
M-1	12.60%	25.20%
M-2	10.95%	21.90%
M-3	8.15%	16.30%
M-4	6.90%	13.80%
B-1	5.70%	11.40%
B-2	4.55%	9.10%
(1)  As described under “Approx. Targeted C/E” in Bond Summary on page 4, which assumes O/C has built to the O/C Target of 4.55% of the Cut-off Date aggregate pool balance. Initial credit support for a class equals (i) the aggregate balance of the certificates subordinate to such class, expressed as a percentage of the total mortgage loan balance, plus (ii) the O/C Target. The O/C amount on the Closing Date will equal approximately 3.75% of the Cut-off Date aggregate pool balance.

Reserve Fund Requirement:	The Reserve Fund Requirement for any Distribution Date will be an amount equal to the greater of (1) zero and (2) the Target O/C Amount for that date minus the O/C Amount for that date.

Reserve Fund:
A Reserve Fund will be created for the benefit of the Fixed-Rate and LIBOR Certificateholders. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholder, (3) any amounts received under the Cap Agreement for the related Distribution Date and (4) and any remaining amounts on deposit in the supplemental interest trust account as described under “Supplemental Interest Trust Payment Priority” below.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)
On a monthly basis, interest rate cap payments received under the Cap Agreement will be paid as follows:

	1.	To pay any unpaid Carryforward Interest on the Fixed-Rate Certificates and the LIBOR Certificates;
	2.	To pay any current period Realized Losses;
	3.	To pay any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Fixed-Rate Certificates and the LIBOR Certificates;
	4.	To pay any Deferred Principal Amounts to the Subordinate Certificates;
	5.	To pay the Reserve Fund, any remaining amounts up to the Reserve Fund Requirement; and
	6.	To pay any remaining amounts to the holder of the Class X Certificates. .

After the Distribution Date in July 2017 (the 120th Distribution Date) the Cap Agreement will expire and the Reserve Fund will only be available to the Fixed-Rate and LIBOR Certificateholders to the extent there is a remaining balance in the Reserve Fund.

On a monthly basis, amounts on deposit in the Reserve Fund will be available to absorb portfolio losses. The amount of losses on the Mortgage Loans to the extent these losses exceed (1) Excess Interest, (2) Overcollateralization, and (3) any amounts on deposit in Reserve Fund, will be applied to reduce the principal balance of the class of Subordinate Certificates still outstanding that has the lowest priority, until the principal balance of that class has been reduced to zero.

Subordination of Payments:
Payments of interest and principal (as applicable) will be made to holders of each class of the Senior Certificates and Subordinate Certificates before payments are made to the holders of the Class X, Class R and Class RL Certificates. In addition, Senior Certificates will have a payment priority as a group over other certificates. The Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class M-4, Class B-1 and Class B-2 Certificates; the Class M-3 Certificates will have a payment priority over the Class M-4, Class B-1 and Class B-2 Certificates; the Class M-4 Certificates will have a payment priority over the Class B-1 and Class B-2 Certificates; and the Class B-1 Certificates will have a payment priority over the Class B-2 Certificates. Each class of the Senior Certificates and Subordinate Certificates will have a payment priority over the Class X, Class R and Class RL Certificates.

Principal Distribution Amount:
The Principal Distribution Amount for each Mortgage Pool with respect to any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such Distribution Date minus the O/C Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for such date.

Principal Remittance Amount:
The Principal Remittance Amount for each Mortgage Pool with respect to any Distribution Date will be equal, in general, to the sum of (i) all principal collected (other than payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, (ii) all prepayments in full or in part received during the applicable Prepayment Period, (iii) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool allocable to principal paid during the related Prepayment Period, and (v) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal and other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from the Interest Remittance Amount for such Mortgage Pool for such Distribution Date.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Interest Remittance Amount:
The Interest Remittance Amount for each Mortgage Pool for any Distribution Date will equal, in general, to the extent provided in the pooling and servicing agreement and the servicing agreements, (a) the sum of (1) all interest collected (other than payaheads) or advanced or otherwise remitted in respect of monthly payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) and (y) unreimbursed advances and other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee) for such Mortgage Loans, to the extent allocable to interest, (2) all compensating interest paid by the applicable Servicer with respect to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (3) the portion of the purchase price allocable to interest (less unreimbursed advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Pool, during the related Prepayment Period allocable to interest, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related prepayment period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, less unreimbursed Advances, to the extent allocable to interest, and other amounts due to the Master Servicer, the Servicers or the Trustee allocable to such Mortgage Pool, and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) any other expenses reimbursable to the Trustee.

Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Senior Certificates or Subordinate Certificates or be included in Excess Interest.

Current Interest:
Current Interest for any class of Senior Certificates (other than the Class A-IO Certificates), any class of Subordinate Certificates, and any component of the Class A-IO Certificates, for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the related class principal balance or component Notional Amount.

Carryforward Interest:
Carryforward Interest with respect to each class of Senior Certificates (other than the Class A-IO Certificates), any class of Subordinate Certificates, and any component of the Class A-IO Certificates will equal, with respect to any Distribution Date, the amount, if any, by which (i) the sum of (x) Current Interest for such class or component for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such class or component on such immediately preceding Distribution Date.

Compensating Interest:
No servicer or other party to the transaction will be required to make any payment in respect of prepayment interest shortfalls with respect to prepayments in part. The servicers maintain the responsibility to make payments of Prepayment Interest Shortfalls for prepayment in full, generally limited at the servicing fee for the related period. Any such payment by a Servicer is referred to herein as "Compensating Interest'' and is limited, in certain cases. Any prepayment interest shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls'') will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Pool 1 Available Funds Cap:
The "Pool 1 Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Fixed-Rate Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Offered Certificates (other than the Class A-IO Certificates) immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Pool 2 Available Funds Cap:
The "Pool 2 Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Senior LIBOR Certificates, (A)(1)(a) the total amount of interest collected or advanced for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the interest accrued on the Class A-IO(2) Component, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Offered Certificates (other than the Class A-IO Certificates) immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Subordinate Available
Funds Cap:
The "Subordinate Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A)(1)(a) the total of interest collected or advanced for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the aggregate class principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:
To the extent that, for any Distribution Date, (a) the amount of interest payable to a class of certificates exceeds (b) the amount of interest accrued at its applicable Available Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap), before the Class X, Class R and Class RL Certificates are entitled to any distributions.

Cap Agreement:
The holders of the Fixed-Rate Certificates and the LIBOR Certificates will benefit from a series of interest rate cap payments pursuant to a cap agreement (the “Cap Agreement”), which is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate Certificates and the LIBOR Certificates and the weighted average coupon of the fixed-rate Mortgage Loans.

Cap Notional Balance

On each Distribution Date, payments under the Cap Agreement will be made based upon a notional balance, (the “Cap Notional Balance”) initially equal to the sum of the aggregate principal balance of (i) approximately 13% of the Pool 1 Mortgage Loans, (ii) the Pool 2 fixed-rate Mortgage Loans and (iii) any Pool 2 adjustable-rate Mortgage Loan with the number of months to next rate adjustment greater than 48 months and less than or equal to 60 months as of the Cut-off Date. The Cap Notional Balance will decline each month on the basis of assumed principal prepayments at a rate no greater than 18% CPR and the assumption that no defaults or losses occur.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

The Cap Agreement will have a strike rate pursuant to the following 10-year schedule:

Distribution Date	Strike Rate	Cap Ceiling
August 2007 through July 2010 (Distribution Dates 1 to 36)	5.32%	N/A
August 2010 through July 2015 (Distribution Dates 37 to 96)	7.32%	12.32%
August 2015 through July 2017 (Distribution Dates 97 to 120)	9.32%	12.32%

During the first three years following the Closing Date, the Senior Certificates and Subordinate Certificates will have some protection against any increases in LIBOR greater than the initial strike rate. Any movement in LIBOR below the initial strike rate +2% will not be covered under the Cap Agreement after the 36th Distribution Date. Beginning on the 37th Distribution Date the Senior Certificates and Subordinate Certificates will have some protection for the next five years against any increases in LIBOR between the initial strike rate +2% and the initial strike rate +7%, which will represent a 500 basis point corridor of coverage. Any movement in LIBOR below the initial strike rate +4% will not be covered under the Cap Agreement after the 96th Distribution Date. Beginning on the 97th Distribution Date the Senior Certificates and the Subordinate Certificates will have some protection for the next two years against any increases in LIBOR between the initial strike rate +4% and the initial strike rate +7%. This will represent a 300 basis point corridor of coverage.

On each Distribution Date occurring on or prior to the 120th Distribution Date, the Cap Agreement will have the scheduled notional amounts and strike rates as shown in Annex A. After the 120th Distribution Date the Cap Agreement expires.

Swap Agreement:
Each class of the Senior Certificates and Subordinate Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust. In addition to the Reserve Fund and Cap Agreement described herein, the Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. Amounts received under the Swap Agreement are intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate Certificates and the LIBOR Certificates and the weighted average coupon of the adjustable rate Mortgage Loans which are still in their respective initial fixed-rate periods.

The Swap Agreement will terminate immediately following the Distribution Date in July 2011 unless terminated earlier upon the occurrence of a swap default or swap early termination, each as defined in the pooling and servicing agreement (“PSA”).

Under the Swap Agreement, one Business Day prior to each Distribution Date, commencing in August 2007 and ending in July 2011, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) [5.52]% and (b) $91,000,000 (the “Swap Notional Amount”), calculated for the related calculation period on the basis of a 360-day year consisting of twelve 30-day months (other than for the first period, which is calculated on the basis of the time from the Closing Date to the Distribution Date in August 2007), and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement) and (y) the Swap Notional Amount, calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period.

Net Swap Payment:
A net swap payment will be required to be made for the related Distribution Date (each such net swap payment, a “Net Swap Payment”) either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount as described in the definition of “Swap Agreement” above.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

To the extent that the Supplemental Interest Trust is a receiver of the Net Swap Payment for any Distribution Date, all proceeds will be paid out as illustrated in the Supplemental Interest Trust Payment Priority. To the extent that the Supplemental Interest Trust is a payer of the Net Swap Payment for any Distribution Date, all funds necessary to make the payment to the Swap Counterparty will be taken from first, interest collected or advanced and second, principal collected or advanced from the Mortgage Loans, thereby reducing amounts otherwise available to the Certificateholders.

Swap Notional Amount:
For each Distribution Date on or prior to the Distribution Date in July 2011, the Swap Notional Amount will be equal to $91,000,000. Following the Distribution Date in July 2011 the Swap Notional Amount will be equal to zero.

Note:
Prior to the Distribution Date in August 2011, to the extent that LIBOR relating to any such Distribution Date is less than [5.52]%, a Net Swap Payment will become an obligation of the Supplemental Interest Trust to Swap Counterparty and will reduce amounts otherwise available to the Certificateholders, particularly the Group 2 Senior Certificates and the Subordinate Certificates; as such, the Net Swap Payment, in each case for such Distribution Date, will first reduce the Pool 2 Available Funds Cap and Subordinate Available Funds Cap, as described on page 16.

Interest-Only Class:
The Class A-IO Certificates are “Interest-Only” Senior Certificates that accrue interest based on their component notional amounts (“Component Notional Amounts”) as described below. The amount payable by the Trustee to the Class A-IO Certificates on any Distribution Date will reduce amounts that would otherwise be available for distribution to holders of the Class A and the Subordinate Certificates.

Class A-IO Components:
Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will be comprised of two components, the ‘‘A-IO(1) Component’’ relating to Pool 1 and the ‘‘A-IO(2) Component’’ relating to Pool 2. The ‘‘Class Notional Amount’’ of the Class A-IO Certificates as of any Distribution Date will equal the sum of the A-IO(1) and A-IO(2) Component Notional Amounts. On each Distribution Date occurring during the periods set forth below, the A-IO(1) Component and the A-IO(2) Component will have the scheduled notional amounts and interest rates as shown in Schedule B.

Class A-IO Notional Amount:
The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in January 2010, will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero.

The Component Notional Amount of the Class A-IO(1) Component will be equal to the lesser of (i) the Pool Balance for Pool 1 and (ii) the scheduled notional amount identified in Schedule B. The Component Notional Amount of the Class A-IO(2) Component will be equal to the lesser of (i) the Pool Balance for Pool 2 and (ii) the scheduled notional amount identified in Schedule B.

The holder of a Class A-IO Certificate will not have a severable interest in any component, but rather will have an undivided interest in the entire related class. Any amount of interest distributed in respect of any component for a Class A-IO Certificate will be distributed proportionately to all holders of Certificates of such class..

Interest Rates:
The "Interest Rate'' for each class of Certificates (other than the Class X, Class P, Class R and Class RL Certificates) will be the applicable per annum rate as described below under “Certificate Interest Rates”.

●
The Class P Certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of Mortgage Loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation.

●
The Class X Certificate represents the entitlement to certain remaining cash flows in respect of the Mortgage Loans following payment of interest and principal (where applicable) in respect of the Senior Certificates and Subordinate Certificates, the Class P Certificates and required deposits into the Reserve Account, as described herein.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Certificate Interest Rates:
The Class A-IO Certificates will bear interest at a per annum rate equal to the coupon as described on page 27 under the Class A-IO Components; provided, however, that the coupon on the (A) Class A-IO(1) Component will be equal to the lesser of (1) its scheduled rate and (2) a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for the applicable Distribution Date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date and (b) Class A-IO(2) Component will be the lesser of (1) its scheduled rate and (2) the Net WAC for pool 2, adjusted for any Net Swap Payments and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) . The Class A-IO will bear interest based on the Component Notional Amounts of its two components as described above. Following the Distribution Date in January 2010 (30th Distribution Date) the Class A-IO will no longer be entitled to distributions of any kind.

The Class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 Certificates will each bear interest at a rate equal to the lesser of (x) the initial stated coupon for such Class of Certificates, plus, on any Distribution Date after the Optional Call Date, 0.50%, and (y) the Pool 1 Available Funds Cap.

The Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates will bear interest at a rate equal to the lesser of (x) One-Month LIBOR plus (i) on any Distribution Date on or prior to the Optional Call Date, the initial stated margin for such class, and (ii) on any Distribution Date thereafter, 1.5 times the initial stated margin for such class; and (y) the Pool 2 Available Funds Cap.

The Class M-1, M-2, M-3, M-4, B-1 and B-2 Certificates will bear interest at a rate equal to the lesser of (x) One-Month LIBOR plus (i) on any Distribution Date on or prior to the Optional Call Date, the initial stated margin for such class, and (ii) on any Distribution Date thereafter, 1.5 times the initial stated margin for such class; and (y) the Subordinate Available Funds Cap.

The “Optimal Interest Remittance Amount” will be equal, for each Distribution Date, to (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans.

For any Distribution Date and class of Certificates, interest will accrue with the related Delay Days for the related Accrual Period.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan and the net liquidation proceeds relating thereto and allocated to principal are less than the principal balance on such Mortgage Loan, the amount of such insufficiency is a “Realized Loss”. Realized Losses will, in effect, be absorbed by (1) Excess Interest, (2) reduction of Reserve Fund, (3) reduction of Overcollateralization and (4) reduction of the amounts distributable to the Subordinate Certificates in reverse order of seniority.

Following the reduction of any O/C to zero, all allocable Realized Losses will be applied in reverse sequential order, beginning with the Class B-2 Certificates and ending with the Class M-1 Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

Deferred Principal Amount:
The “Deferred Principal Amount” with respect to each Class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (x) the aggregate of applied Realized Losses previously applied in reduction of the class principal balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (y) the aggregate of amounts previously distributed in reimbursement of such Realized Losses, plus accrued interest.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Class 1-A5 Lockout Percentage:	The Class 1-A5 Lockout Percentage for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

Distribution Date	Lockout Pct%
August 2007 through July 2010 (Distribution Dates 1 to 36)	0%
August 2010 through July 2012 (Distribution Dates 37 to 60)	45%
August 2012 through July 2013 (Distribution Dates 61 to 72)	80%
August 2013 through July 2014 (Distribution Dates 73 to 84)	100%
August 2014 and thereafter (Distribution Dates 85+)	300%

Class 1-A5 Principal Payment:
The Class 1-A5 Principal Payment for any Distribution Date will be equal to the product of (i) the Class 1-A5 Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Fixed-Rate Certificates immediately prior to that Distribution Date and (iii) principal received from the Pool 1 Mortgage Loans allocable to the Fixed-Rate Certificates.

Limited Cross-Collateralization:
If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the Mortgage Loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates, in accordance to the Principal Payment Priority listed below.

Reps and Warrants:
The Sponsor will be obligated to substitute or repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by a documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office. The Sponsor will be required to repurchase any mortgage loan that was more than 59 days delinquent as of the Cut-off Date.

Prospectus:
The Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Certificates and the Mortgage Loans is contained in the Prospectus. Sales of the Certificates may not be consummated unless the purchaser has received the Prospectus.

Mortgage Loan Tables:
The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-Off Date. The sum of the columns below may not equal the total indicated due to rounding.

In addition, the Mortgage Loans can be summarized below in four categories based on the following characteristics (see collateral table on page 36 below):

1) A/Alt A
Current mortgage loans that are insured and uninsured with FICO Scores greater than 640. Loans that fall within the A/Alt A category have a maximum of two-times 30 days late over the prior 12 months, and have not been 60 days past due over the prior 12 months, as of the Cut-Off Date.

	2) Insured	Insured mortgage loans that do not fall within the definition of A/Alt A (as defined above).

	3) Sub-Prime	Uninsured mortgage loans that do not fall within the definition of A/Alt A or Insured (as defined above).

NOTE: The information related to the Mortgage Loans described herein is preliminary and is meant to reflect information as of the Cut-Off Date. On or prior to the Closing Date, unscheduled principal payments may cause a reduction in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Senior Certificates and Subordinate Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on page 4 hereof under “Bond Summary”.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

SUMMARY OF TERMS (CONT.)

Retained Interest:
The portion of the interest payment on certain Mortgage Loans that will not be conveyed, or included in, the trust fund. As of the Cut-off Date, approximately 0.50% of the Mortgage Loans are subject to Retained Interest.

Structuring Assumptions:
Unless otherwise noted, the following assumptions: (1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing August 1, 2007; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) no Mortgage Rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (4) the closing date is July 25, 2007; (5) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (6) there are no purchases of or substitutions for the Mortgage Loans; (7) all Mortgage Loans provide for payment of principal and/or interest on a monthly basis; (8) the optional clean-up call is exercised at the earliest possible date; (9) cash distributions are received by the Certificateholders on the 28th day of each month, commencing in August 2007; (10) the minimum monthly payment is received on each Mortgage Loan that provides for the deferred payment of interest or negative amortization; (11) the principal and interest payment for each Mortgage Loan that provides for the deferred payment of interest or negative amortization was determined by using the current balance, current gross interest rate and remaining term to maturity; (12) scheduled payments on the assumed mortgage loans are due monthly; (13) no Swap Termination Payment occurs; (14) there is no initial deposit of $1,000 into the Supplemental Interest Trust Account; (15) Accrual Periods with respect to the Certificates and accrual periods with respect to payments under the Swap Agreement and Cap Agreement have been calculated without regard to weekends and holidays; (16) One-Month LIBOR, Six-Month LIBOR, Prime, COFI 11th District, 3-Month CMT, 6-Month CMT, One-Year CMT, Three-Year CMT, and Five-Year CMT are 5.320%, 5.395%, 8.250%, 4.293%, 4.926%, 5.003%, 4.950%, 4.857% and 4.919% respectively.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PRIORITY OF DISTRIBUTIONS

Interest Payment Priority

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for each Mortgage Pool (and, where specified, amounts received under the Cap Agreement) for such date will be distributed concurrently as follows:

A.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

1.
To deposit into the supplemental interest trust account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement, to the extent not paid pursuant to clause (B) (1) below;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 1;
3.	to pay Current Interest and Carryforward Interest to the A-IO(1) Component;
4.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
6.	to each of class M-1, M-2, M-3, M-4, B-1 and B-2 Certificates, in that order, current interest due and any Carryforward Interest;
7.
to the Trustee, the Pool 1 allocable portion (based on the applicable pool percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the pooling and servicing agreement;

8.	for application in clause (C) below;

B.
On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

1.
To deposit into the supplemental interest trust account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement;

2.	to pay the Custodian Fee and the Trustee Fee for Pool 2;
3.	to pay Current Interest and Carryforward Interest to the A-IO(2) Component;
4.	to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;
5.	to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata,
6.	to each of class M-1, M-2, M-3, M-4, B-1 and B-2 Certificates, in that order, current interest due and any Carryforward Interest;
7.
to the Trustee, the Pool 2 allocable portion (based on the applicable pool percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the pooling and servicing agreement;

8.	for application in clause (C) below;

C.
On each Distribution Date, Excess Cashflow will be distributed, together with payments (if any) received under the Cap Agreement and amounts (if any) on deposit in the Reserve Fund, in the following order of priority:

1.
to the extent of Excess Interest, for each Distribution Date occurring (x) before the Stepdown Date or (y) on or after the Stepdown Date and for which a Trigger Event is in effect, until the total class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates equals the aggregate pool balance for that Distribution Date minus the related Target O/C Amount, in respect of principal:

(i)
concurrently, to the Group 1 Senior Certificates, and the Group 2 Senior Certificates pro rata, in accordance with the Related Senior Priority, until the class principal balances of each such Class has been reduced to zero; provided that distributions between the Group 1 Senior Certificates and Group 2 Senior Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively;

(ii)	sequentially, to the Class M-1, M-2, M-3, M-4, B-1 and B-2 Certificates, until the class principal balance of each such Class has been reduced to zero;

2.
to the extent of Excess Interest, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until the total class principal balance of the Fixed-Rate Certificates and the LIBOR Certificates equals the aggregate pool balance for that Distribution Date minus the related Target O/C Amount, in respect of principal, concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in accordance with the Related Senior Priority, and to the Subordinate Certificates, pro rata, until the class principal balances of each such Class has been reduced to zero; provided that distributions between the Group 1 Senior Certificates and Group 2 Senior Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively;

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PRIORITY OF DISTRIBUTIONS (CONT.)

3.	to the extent of any amounts received under the Cap Agreement, from the Reserve Fund,

(i)	to the Fixed-Rate Certificates and the LIBOR Certificates, any unpaid Carryforward Interest, in order of priority of distribution of interest;

(ii)	to the Fixed-Rate Certificates and the LIBOR Certificates, in respect of principal, in the order of priority specified in clause (1) or (2), as applicable, above, any loss amount;

(iii)	together with any remaining Excess Interest for that Distribution Date

(a)	to the Fixed-Rate Certificates and the LIBOR Certificates, in order of priority of distribution of interest, any current or unpaid Basis Risk Shortfall;

(b)	to the Subordinate Certificates, in order of seniority, any deferred principal amount;

4.	as provided in the pooling and servicing agreement, any fee payable in connection with the purchase of a substitute Cap Agreement, if any, for that Distribution Date;

5.
to the supplemental interest trust account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement after giving effect to any withdrawals from the Reserve Fund on such date), any swap termination payment due to a default on the part of the Swap Counterparty;

6.
to the supplemental interest trust account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement after giving effect to any withdrawals from the Reserve Fund on such date), for distribution pursuant to priority (10) under Supplemental Interest Trust Payment Priority; and

7.	to the residual certificates, as provided in the pooling and servicing agreement, any remaining amount.

Supplemental Interest Trust Payment Priority

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), all payments due under the interest rate swap agreement and any swap termination payment (other than swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the interest rate swap agreement will generally be distributed in the following order of priority after making payments described under Interest Payment Priority above:
1.	to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the interest rate swap agreement;
2.	to pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;
3.	to the Fixed-Rate Certificates and the LIBOR Certificates, any unpaid Carryforward Interest, in order of priority of distribution of interest;
4.
to the Fixed-Rate Certificates and the LIBOR Certificates, in respect of principal, in the order of priority specified in clause (C) (1) or (C) (2), of Interest Payment Priority, as applicable, above, any loss amount;

5.	to the Fixed-Rate Certificates and the LIBOR Certificates, in order of priority of distribution of interest, any current or unpaid Basis Risk Shortfall;
6.	to the Subordinate Certificates, in order of seniority, any deferred principal amount;
7.	if applicable, for application to the purchase of a replacement interest rate swap agreement;
8.	to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;
9.	to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty; and
10.	any remaining funds remaining on deposit in the Supplemental Interest Trust will be distributed to the Class X Certificates.
Following the Distribution Date in July 2011 the Swap Notional Amount will be equal to zero.

Principal Payment Priority

Distributions of principal on the Fixed-Rate Certificates and the LIBOR Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for each Mortgage Pool for such Distribution Date. The Class A-IO Certificates will not be entitled to receive any distributions of principal. To the extent that any Net Swap Payments owed by the Supplemental Interest Trust to the Swap Counterparty cannot be covered by interest received or advanced from the Mortgage Loans, principal available for payment to the Certificateholders, particularly to the Certificateholders of the Group 2 Senior Certificates and the Subordinate Certificates, will be reduced to the extent necessary to fulfill the obligations to the Swap Counterparty.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PRIORITY OF DISTRIBUTIONS (CONT.)

The Fixed-Rate Certificates will be allocated principal primarily from the Pool 1 Mortgage Loans. The Senior LIBOR Certificates will be allocated principal primarily from the Pool 2 Mortgage Loans. The Subordinate Certificates will be allocated principal from all the Mortgage Loans.

The Fixed-Rate Certificates and Senior LIBOR Certificates will receive principal in the following order of priority (the "Related Senior Priority")

A. To the Fixed-Rate Certificates, Pool 1 principal will be allocated sequentially as follows:
1.	To the Class 1-A5 Certificates, up to the Class 1-A5 Principal Payment;
2.	To pay the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, in that order, until reduced to zero;

B. To the Senior LIBOR Certificates, Pool 2 principal will be allocated concurrently, pro rata, to clauses 1. and 2. below, as follows:
1.	to pay the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, in that order, until reduced to zero;
2.	to pay the Class 2-A4 Certificates, until reduced to zero;

I. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, the Principal Distribution Amount will be distributed concurrently, as follows:

A. Pool 1. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:
1.
To the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority or from the Principal Distribution Amount from Pool 2);

2.	to the Fixed-Rate Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
3.	to the Senior LIBOR Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 22.

B. Pool 2. Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:
1.
To the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority);

2.	to the Senior LIBOR Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
3.	to the Fixed-Rate Certificates, in accordance with the Related Senior Priority until their principal balances are reduced to zero;
4.
to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.	for application pursuant to priority clause (C) of Interest Payment Priority on page 22.

II. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed as follows:

1.
From the Principal Distribution Amount for Pool 2, to the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority);

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PRIORITY OF DISTRIBUTIONS (CONT.)

2.
From the Principal Distribution Amount for Pool 1, to the supplemental interest trust account any Net Swap Payment or any swap termination payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not previously paid under Interest Payment Priority or pursuant to priority clause 1. above);

3.
concurrently, to the Group 1 Senior Certificates, as a group, the Group 2 Senior Certificates, as a group and the Subordinate Certificates, pro rata, in reduction of their respective principal balances, until their principal balances have been reduced to zero; provided that distributions between the Group 1 Senior Certificates and the Group 2 Senior Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority; and

4.	To the Certificates in accordance with clause (C) of the “Interest Payment Priority” section above on page 22.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

ANNEX A: SCHEDULE OF CAP AGREEMENT

Dist Period	Notional ($)	Strike (%)	Corridor (%)
1	107,108,429.52	5.32%	N/A
2	105,351,681.70	5.32%	N/A
3	103,623,747.33	5.32%	N/A
4	101,924,153.82	5.32%	N/A
5	100,252,436.33	5.32%	N/A
6	98,608,137.66	5.32%	N/A
7	96,990,808.08	5.32%	N/A
8	95,400,005.27	5.32%	N/A
9	93,835,294.15	5.32%	N/A
10	92,296,246.77	5.32%	N/A
11	90,782,442.20	5.32%	N/A
12	89,293,466.42	5.32%	N/A
13	87,828,912.20	5.32%	N/A
14	86,388,378.99	5.32%	N/A
15	84,971,472.81	5.32%	N/A
16	83,577,806.13	5.32%	N/A
17	82,206,997.79	5.32%	N/A
18	80,858,672.88	5.32%	N/A
19	79,532,462.63	5.32%	N/A
20	78,228,004.33	5.32%	N/A
21	76,944,941.20	5.32%	N/A
22	75,682,922.35	5.32%	N/A
23	74,441,602.60	5.32%	N/A
24	73,220,642.47	5.32%	N/A
25	72,019,708.01	5.32%	N/A
26	70,838,470.78	5.32%	N/A
27	69,676,607.70	5.32%	N/A
28	68,533,801.03	5.32%	N/A
29	67,409,738.19	5.32%	N/A
30	66,304,111.76	5.32%	N/A
31	65,216,619.35	5.32%	N/A
32	64,146,963.55	5.32%	N/A
33	63,094,851.79	5.32%	N/A
34	62,059,996.33	5.32%	N/A
35	61,042,114.14	5.32%	N/A
36	60,040,926.82	5.32%	N/A
37	59,056,160.57	7.32%	12.32%
38	58,087,546.04	7.32%	12.32%
39	57,134,818.32	7.32%	12.32%
40	56,197,716.84	7.32%	12.32%
41	55,275,985.31	7.32%	12.32%
42	54,369,371.64	7.32%	12.32%
43	53,477,627.87	7.32%	12.32%
44	52,600,510.11	7.32%	12.32%
45	51,737,778.47	7.32%	12.32%
46	50,889,196.99	7.32%	12.32%
47	50,054,533.59	7.32%	12.32%
48	49,233,559.99	7.32%	12.32%
49	48,426,051.66	7.32%	12.32%
50	47,631,787.75	7.32%	12.32%
51	46,850,551.02	7.32%	12.32%
52	46,082,127.81	7.32%	12.32%
53	45,326,307.96	7.32%	12.32%
54	44,582,884.75	7.32%	12.32%
55	43,851,654.85	7.32%	12.32%
56	43,132,418.29	7.32%	12.32%
57	42,424,978.34	7.32%	12.32%
58	41,729,141.53	7.32%	12.32%
59	41,044,717.54	7.32%	12.32%
60	40,371,519.20	7.32%	12.32%
61	39,709,362.36	7.32%	12.32%
62	39,058,065.95	7.32%	12.32%
63	38,417,451.84	7.32%	12.32%
64	37,787,344.80	7.32%	12.32%
65	37,167,572.53	7.32%	12.32%
66	36,557,965.49	7.32%	12.32%
67	35,958,356.98	7.32%	12.32%
68	35,368,583.00	7.32%	12.32%
69	34,788,482.24	7.32%	12.32%
70	34,217,896.06	7.32%	12.32%
71	33,656,668.39	7.32%	12.32%
72	33,104,645.74	7.32%	12.32%
73	32,561,677.14	7.32%	12.32%
74	32,027,614.08	7.32%	12.32%
75	31,502,310.51	7.32%	12.32%
76	30,985,622.74	7.32%	12.32%
77	30,477,409.47	7.32%	12.32%
78	29,977,531.70	7.32%	12.32%
79	29,485,852.72	7.32%	12.32%
80	29,002,238.06	7.32%	12.32%
81	28,526,555.44	7.32%	12.32%
82	28,058,674.77	7.32%	12.32%
83	27,598,468.08	7.32%	12.32%
84	27,145,809.51	7.32%	12.32%
85	26,700,575.25	7.32%	12.32%
86	26,262,643.55	7.32%	12.32%
87	25,831,894.61	7.32%	12.32%
88	25,408,210.65	7.32%	12.32%
89	24,991,475.77	7.32%	12.32%
90	24,581,576.00	7.32%	12.32%
91	24,178,399.23	7.32%	12.32%
92	23,781,835.21	7.32%	12.32%
93	23,391,775.46	7.32%	12.32%
94	23,008,113.31	7.32%	12.32%
95	22,630,743.82	7.32%	12.32%
96	22,259,563.80	7.32%	12.32%
97	21,894,471.71	9.32%	12.32%
98	21,535,367.71	9.32%	12.32%
99	21,182,153.58	9.32%	12.32%
100	20,834,732.73	9.32%	12.32%
101	20,493,010.13	9.32%	12.32%
102	20,156,892.32	9.32%	12.32%
103	19,826,287.37	9.32%	12.32%
104	19,501,104.87	9.32%	12.32%
105	19,181,255.88	9.32%	12.32%
106	18,866,652.91	9.32%	12.32%
107	18,557,209.93	9.32%	12.32%
108	18,252,842.31	9.32%	12.32%
109	17,953,466.80	9.32%	12.32%
110	17,659,001.52	9.32%	12.32%
111	17,369,365.94	9.32%	12.32%
112	17,084,480.84	9.32%	12.32%
113	16,804,268.30	9.32%	12.32%
114	16,528,651.70	9.32%	12.32%
115	16,257,555.64	9.32%	12.32%
116	15,990,905.99	9.32%	12.32%
117	15,728,629.82	9.32%	12.32%
118	15,470,655.39	9.32%	12.32%
119	15,216,912.15	9.32%	12.32%
120	14,967,330.70	9.32%	12.32%
121	0.00	0.00%	0.00%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

ANNEX B: CLASS A-IO SCHEDULE

	A-IO(1)		A-IO(2)		A-IO
Distribution Period	Notional ($)	Rate (%)	Notional ($)	Rate (%)	Notional ($)	Wtd. Avg Rate
1	25,448,569.29	1.8870%	54,448,365.14	2.5000%	79,896,934.43	2.3047%
2	24,163,237.60	2.0670%	51,698,339.87	3.5000%	75,861,577.47	3.0436%
3	22,942,792.54	2.1430%	49,087,142.47	3.5000%	72,029,935.01	3.0678%
4	21,783,724.05	1.8500%	45,612,123.33	3.5000%	67,395,847.38	2.9667%
5	20,683,081.97	2.1600%	45,247,529.12	3.5000%	65,930,611.09	3.0796%
6	19,637,921.73	1.3220%	40,930,614.96	3.5000%	60,568,536.69	2.7938%
7	18,645,196.68	1.5520%	37,268,691.79	3.5000%	55,913,888.47	2.8504%
8	17,701,864.47	1.4770%	35,340,857.08	3.5000%	53,042,721.55	2.8249%
9	16,806,117.20	1.1520%	34,148,103.17	3.5000%	50,954,220.37	2.7256%
10	15,955,539.14	1.4390%	32,328,252.96	3.5000%	48,283,792.10	2.8189%
11	15,147,817.07	1.5410%	30,690,562.26	3.5000%	45,838,379.33	2.8526%
12	14,380,798.97	1.4500%	29,411,361.30	3.5000%	43,792,160.27	2.8268%
13	13,652,454.38	2.8150%	29,210,043.67	4.0600%	42,862,498.05	3.6634%
14	12,871,734.11	2.0840%	27,730,405.32	4.0600%	40,602,139.43	3.4336%
15	11,958,181.56	1.1200%	26,325,406.59	4.0600%	38,283,588.15	3.1417%
16	11,109,341.86	2.9140%	24,991,125.74	4.0600%	36,100,467.60	3.7073%
17	10,320,638.73	1.8900%	24,357,516.65	4.0600%	34,678,155.38	3.4142%
18	9,587,819.02	3.2110%	22,521,336.47	4.0600%	32,109,155.49	3.8065%
19	8,906,930.00	3.1500%	21,379,092.72	4.0600%	30,286,022.72	3.7924%
20	8,274,298.00	2.3000%	20,294,573.87	4.0600%	28,568,871.87	3.5503%
21	7,686,508.89	3.9500%	19,898,115.59	4.0600%	27,584,624.48	4.0293%
22	7,140,389.74	4.7140%	18,113,881.97	4.0600%	25,254,271.71	4.2449%
23	6,632,991.72	4.8170%	17,012,208.81	4.0600%	23,645,200.53	4.2724%
24	6,161,574.36	4.9220%	15,853,574.00	4.0600%	22,015,148.36	4.3013%
25	5,723,590.85	4.5400%	14,601,013.76	4.0600%	20,324,604.61	4.1952%
26	5,316,674.39	5.1390%	13,390,660.78	4.0600%	18,707,335.17	4.3667%
27	4,938,625.41	5.1760%	12,260,197.25	4.0600%	17,198,822.66	4.3805%
28	4,587,399.81	5.1750%	11,512,089.11	4.0600%	16,099,488.92	4.3777%
29	4,261,098.05	5.5440%	10,366,431.66	4.0600%	14,627,529.71	4.4923%
30	3,957,954.86	5.1720%	9,735,939.00	4.0600%	13,693,893.86	4.3814%
thereafter	0.00	0.000%	0.00	0.000%	0.00	0.000%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.91	1.32	1.00	0.80	0.66
Principal Window	Aug07 - Sep11	Aug07 - May10	Aug07 - Sep09	Aug07 - Mar09	Aug07 - Dec08
Principal # Months	50	34	26	20	17

Class 1-A2
Avg. Life (yrs)	6.52	4.17	3.00	2.28	1.86
Principal Window	Sep11 - Jun18	May10 - Dec13	Sep09 - Dec11	Mar09 - Jun10	Dec08 - Dec09
Principal # Months	82	44	28	16	13

Class 1-A3
Avg. Life (yrs)	12.52	8.03	5.04	3.33	2.56
Principal Window	Jun18 - Sep21	Dec13 - May17	Dec11 - May13	Jun10 - May11	Dec09 - Apr10
Principal # Months	40	42	18	12	5

Class 1-A4
Avg. Life (yrs)	16.31	11.74	8.35	5.50	3.38
Principal Window	Sep21 - Jun24	May17 - Sep19	May13 - Oct16	May11 - Nov14	Apr10 - Jun12
Principal # Months	34	29	42	43	27

Class 1-A5
Avg. Life (yrs)	7.75	7.07	6.63	6.06	5.32
Principal Window	Aug10 - Jun24	Aug10 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	167	110	75	51	35

Class 2-A1
Avg. Life (yrs)	1.97	1.33	1.00	0.80	0.66
Principal Window	Aug07 - Oct11	Aug07 - Jun10	Aug07 - Sep09	Aug07 - Mar09	Aug07 - Nov08
Principal # Months	51	35	26	20	16

Class 2-A2
Avg. Life (yrs)	6.14	4.14	3.00	2.28	1.85
Principal Window	Oct11 - May16	Jun10 - Jul13	Sep09 - Oct11	Mar09 - Jun10	Nov08 - Dec09
Principal # Months	56	38	26	16	14

Class 2-A3
Avg. Life (yrs)	13.79	9.66	7.15	5.33	4.01
Principal Window	May16 - Jun24	Jul13 - Sep19	Oct11 - Oct16	Jun10 - Nov14	Dec09 - Jul13
Principal # Months	98	75	61	54	44

Class 2-A4
Avg. Life (yrs)	6.08	4.19	3.10	2.34	1.82
Principal Window	Aug07 - Jun24	Aug07 - Sep19	Aug07 - Oct16	Aug07 - Nov14	Aug07 - Jul13
Principal # Months	203	146	111	88	72

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Sensitivity Analysis - To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

Class M-2
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

Class M-3
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

Class M-4
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

Class B-1
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

Class B-2
Avg. Life (yrs)	11.29	7.91	6.19	5.44	4.90
Principal Window	Jan13 - Jun24	Apr11 - Sep19	Aug10 - Oct16	Sep10 - Nov14	Sep10 - Jul13
Principal # Months	138	102	75	51	35

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Sensitivity Analysis - To Maturity(1)

Prepayment Assumption (2)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.91	1.32	1.00	0.80	0.66
Principal Window	Aug07 - Sep11	Aug07 - May10	Aug07 - Sep09	Aug07 - Mar09	Aug07 - Dec08
Principal # Months	50	34	26	20	17

Class 1-A2
Avg. Life (yrs)	6.52	4.17	3.00	2.28	1.86
Principal Window	Sep11 - Jun18	May10 - Dec13	Sep09 - Dec11	Mar09 - Jun10	Dec08 - Dec09
Principal # Months	82	44	28	16	13

Class 1-A3
Avg. Life (yrs)	12.52	8.03	5.04	3.33	2.56
Principal Window	Jun18 - Sep21	Dec13 - May17	Dec11 - May13	Jun10 - May11	Dec09 - Apr10
Principal # Months	40	42	18	12	5

Class 1-A4
Avg. Life (yrs)	18.31	13.96	10.20	6.48	3.38
Principal Window	Sep21 - Oct32	May17 - Feb29	May13 - Jun25	May11 - Apr22	Apr10 - Jun12
Principal # Months	134	142	146	132	27

Class 1-A5
Avg. Life (yrs)	7.76	7.10	6.72	6.48	6.20
Principal Window	Aug10 - Aug32	Aug10 - Dec28	Aug10 - Mar25	Sep10 - Feb22	Sep10 - May19
Principal # Months	265	221	176	138	105

Class 2-A1
Avg. Life (yrs)	1.97	1.33	1.00	0.80	0.66
Principal Window	Aug07 - Oct11	Aug07 - Jun10	Aug07 - Sep09	Aug07 - Mar09	Aug07 - Nov08
Principal # Months	51	35	26	20	16

Class 2-A2
Avg. Life (yrs)	6.14	4.14	3.00	2.28	1.85
Principal Window	Oct11 - May16	Jun10 - Jul13	Sep09 - Oct11	Mar09 - Jun10	Nov08 - Dec09
Principal # Months	56	38	26	16	14

Class 2-A3
Avg. Life (yrs)	15.41	11.00	8.14	6.02	4.47
Principal Window	May16 - Feb36	Jul13 - Jan32	Oct11 - May27	Jun10 - Aug23	Dec09 - Nov20
Principal # Months	238	223	188	159	132

Class 2-A4
Avg. Life (yrs)	6.50	4.55	3.36	2.53	1.95
Principal Window	Aug07 - Feb36	Aug07 - Jan32	Aug07 - May27	Aug07 - Aug23	Aug07 - Nov20
Principal # Months	343	294	238	193	160

(1)	Assumes the optional clean-up call is not exercised.
(2)	100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Sensitivity Analysis - To Maturity(1)

Prepayment Assumption (2)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

Class M-2
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

Class M-3
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

Class M-4
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

Class B-1
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

Class B-2
Avg. Life (yrs)	12.15	8.67	6.85	6.12	5.61
Principal Window	Jan13 - Feb36	Apr11 - Jan32	Aug10 - May27	Sep10 - Aug23	Sep10 - Nov20
Principal # Months	278	250	202	156	123

(1)	Assumes the optional clean-up call is not exercised.
(2)	100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

A-IO SENSITIVITY ANALYSIS(1)

Price (%)	Yield (%)

3.74833	8.657
3.75833	8.385
3.76833	8.114
3.77833	7.845
3.78833	7.578
3.79833	7.311
3.80833	7.046
3.81833	6.783
3.82833	6.521
3.83833	6.260
3.84833	6.000
3.85833	5.742
3.86833	5.485
3.87833	5.229
3.88833	4.974
3.89833	4.721
3.90833	4.469
3.91833	4.218
3.92833	3.969
3.93833	3.720
3.94833	3.473
WAL	1.26
Mod Durn(2)	1.00

(1)	Assumes prepayments occur at the Pricing Prepayment Speed.
(2)	Modified Duration is calculated assuming price is 3.84833%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

POOL 1 AVAILABLE FUNDS CAP

Distribution Period	Pool 1 Available Funds Cap (%) (1)(2)
1	8.09
2	9.30
3	10.32
4	11.81
5	12.77
6	14.48
7	15.79
8	16.37
9	18.65
10	19.56
11	21.54
12	22.48
13	23.15
14	23.46
15	23.16
16	23.85
17	23.53
18	24.32
19	24.67
20	22.93
21	25.17
22	24.67
23	25.67
24	25.21
25	26.27
26	26.54
27	26.07
28	27.17
29	26.66
30	27.82
31	28.39
32	26.18
33	29.07
34	28.57
35	29.81
36	29.27
37	26.49
38	26.92
39	26.45
40	27.66
41	27.18
42	28.50
43	28.84
44	26.42
45	29.59
46	29.00
47	30.33
48	29.75
49	13.84
50	13.87
51	13.74
52	13.93
53	13.80
54	13.98
55	14.01
56	13.73
57	14.08
58	13.95
59	14.13
60	14.02
61	14.21
62	14.24
63	14.10
64	14.30
65	14.16
66	14.38
67	14.41
68	13.93
69	14.51
70	14.37
71	14.58
72	14.44
73	14.64
74	14.68
75	14.53
76	14.75
77	14.68
78	14.89
79	14.93
80	14.42
81	15.00
82	14.86
83	15.08
84	14.93
85	15.16
86	15.20
87	15.05
88	15.28
89	15.12
90	15.38
91	15.42
92	14.88
93	15.51
94	15.35
95	15.59
96	15.44
97	13.18
98	13.21
99	13.12
100	13.28
101	13.18
102	13.34
103	13.37
104	13.15
105	13.44
106	13.34
107	13.51
108	13.41
109	13.58
110	13.66
111	13.56

(1)
Assumes all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 1 Available Funds Cap as defined under Summary of Terms.

(2)
The Pool 1 Available Funds Cap, as shown in the table above, is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

POOL 2 AVAILABLE FUNDS CAP

Distribution Period	Pool 2 Available Funds Cap (%) (1)(2)
1	6.02
2	7.33
3	8.47
4	9.29
5	10.42
6	11.25
7	12.28
8	13.58
9	14.34
10	15.66
11	16.58
12	17.82
13	17.71
14	17.89
15	18.25
16	18.31
17	18.63
18	18.69
19	18.87
20	19.83
21	19.95
22	20.37
23	20.69
24	21.08
25	21.19
26	21.52
27	22.23
28	22.31
29	22.85
30	22.90
31	23.46
32	24.45
33	24.30
34	24.75
35	24.90
36	25.33
37	22.59
38	22.94
39	23.70
40	23.77
41	24.34
42	24.40
43	24.62
44	25.49
45	25.14
46	25.61
47	25.66
48	26.08
49	14.69
50	14.70
51	15.11
52	14.74
53	15.19
54	14.85
55	14.92
56	16.62
57	15.98
58	16.43
59	16.02
60	16.47
61	16.06
62	16.29
63	16.81
64	16.39
65	16.84
66	16.42
67	16.44
68	17.85
69	16.49
70	16.94
71	16.52
72	16.98
73	16.56
74	16.57
75	17.03
76	16.61
77	17.06
78	16.64
79	16.66
80	18.08
81	16.69
82	17.14
83	16.72
84	17.17
85	16.75
86	16.77
87	17.22
88	16.80
89	17.25
90	16.83
91	16.85
92	18.27
93	16.88
94	17.34
95	16.92
96	17.37
97	15.43
98	15.44
99	15.89
100	15.46
101	15.91
102	15.48
103	15.49
104	16.41
105	15.51
106	15.96
107	15.53
108	15.98
109	15.55
110	15.56
111	16.00

(1)
Assumes all indices ramp from their initial values to 15% over the first 12 months. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 2 Available Funds Cap as defined under Summary of Terms.

(2)
The Pool 2 Available Funds Cap, as shown in the table above, is calculated as (A)(1)(a) the total of interest collected for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) ) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) interest accrued on the Class A-IO(2) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate Certificates and the LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date multiplied by (B), the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

PER ANNUM EXCESS INTEREST

Distribution Period	Excess Interest (%) (1) (2)
1	0.63%
2	0.92%
3	1.03%
4	1.00%
5	1.09%
6	1.10%
7	1.13%
8	1.32%
9	1.19%
10	1.29%
11	1.23%
12	1.33%
13	1.12%
14	1.18%
15	1.31%
16	1.18%
17	1.31%
18	1.21%
19	1.23%
20	1.67%
21	1.59%
22	1.68%
23	1.75%
24	1.84%
25	1.85%
26	1.87%
27	2.03%
28	2.01%
29	2.10%
30	2.06%
31	2.38%
32	2.59%
33	2.41%
34	2.48%
35	2.43%
36	2.49%
37	2.45%
38	2.40%
39	2.45%
40	2.40%
41	2.45%
42	2.40%
43	2.40%
44	2.53%
45	2.40%
46	2.44%
47	2.40%
48	2.43%
49	2.42%
50	2.42%
51	2.57%
52	2.42%
53	2.57%
54	2.42%
55	2.43%
56	2.84%
57	2.55%
58	2.71%
59	2.56%
60	2.72%
61	2.56%
62	2.57%
63	2.72%
64	2.57%
65	2.73%
66	2.58%
67	2.58%
68	3.05%
69	2.58%
70	2.73%
71	2.58%
72	2.74%
73	2.59%
74	2.59%
75	2.75%
76	2.59%
77	2.76%
78	2.60%
79	2.60%
80	3.08%
81	2.61%
82	2.77%
83	2.61%
84	2.78%
85	2.62%
86	2.62%
87	2.78%
88	2.62%
89	2.78%
90	2.62%
91	2.62%
92	3.10%
93	2.62%
94	2.78%
95	2.63%
96	2.79%
97	2.63%
98	2.63%
99	2.79%
100	2.63%
101	2.79%
102	2.63%
103	2.64%
104	2.96%
105	2.64%
106	2.80%
107	2.64%
108	2.81%
109	2.65%
110	2.65%
111	2.82%

(1)
Excess Interest calculated as (A) the product of (1) interest remaining after payment of the Net Swap Payment owed to the Swap Counterparty to the extent that the Supplemental Interest Trust is a payer of such payment, and Current Interest on the Senior Certificates and Subordinate Certificates and (2) 12, divided by (B) the principal balance of Fixed-Rate Certificates and the LIBOR Certificates.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

MORTGAGE LOAN CHARACTERISTICS - AGGREGATE
As of the Cut-Off Date

Aggregate Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$385,048,950
Aggregate Original Principal Balance	$416,019,844
Number of Mortgage Loans	2,891
	Minimum	Maximum	Average (1)
Original Principal Balance	$9,750	$2,800,000	$143,902
Outstanding Principal Balance	$2,797	$2,800,000	$133,189
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	24	480	343
Remaining Term (months)	3	479	316
Loan Age (months)	0	348	28
Current Interest Rate	1.000%	17.000%	8.112%
Periodic Rate Cap(3)(4)	1.000%	10.000%	1.394%
Gross Margin(3)	0.000%	10.590%	4.325%
Maximum Mortgage Rate(3)(4)	8.500%	23.885%	13.811%
Minimum Mortgage Rate(3)(4)	0.750%	12.600%	5.425%
Months to Next Rate Adjustment(3)	1	115	29
Current Loan-to-Value	2.28%	116.88%	76.72%
Credit Score(4)	500	832	666
	Earliest	Latest
Maturity Date	10/01/2007	06/01/2047
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.23%
		1985	0.05%
	Percent of	1986	0.08%
Loan Type	Mortgage Pool	1987	0.20%
Adjustable-Rate	51.69%	1988	0.18%
Fixed-Rate	48.31%	1989	0.13%
		1990	0.34%
	Percent of	1991	0.28%
Occupancy	Mortgage Pool	1992	0.26%
Owner Occupied	76.90%	1993	0.97%
Investment	17.61%	1994	1.69%
Second Home	5.49%	1995	0.50%
		1996	1.14%
	Percent of	1997	0.92%
Property Type	Mortgage Pool	1998	2.18%
Single Family	66.92%	1999	1.34%
PUD	17.22%	2000	0.59%
Condo	7.32%	2001	4.82%
2 to 4 Family	5.04%	2002	4.55%
Single Family (Other)(5)	3.50%	2003	1.64%
		2004	1.78%
		2005	4.63%
		2006	28.37%
		2007	43.12%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	61.50%
		Refinance With Cash Out	24.93%
		Refinance No Cash Out	13.40%
		Rehab	0.17%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Aggregate Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	56.79%	2.04%	41.18%	100.00%
Fixed	48.22%	71.57%	47.29%	48.31%
ARM	51.78%	28.43%	52.71%	51.69%
Current Balance	$218,655,568	$7,849,354	$158,544,027	$385,048,950
No. of Loans	1,513	43	1,335	2,891
Average Current Balance	$144,518	$182,543	$118,760	$133,189
% => $200K	63.41%	63.37%	44.55%	55.64%
% => $500K	19.76%	0.00%	9.46%	15.12%
WAC	7.531%	8.386%	8.900%	8.112%
WAM	315	335	315	316
WA AGE	32	25	23	28
WA OTERM	347	360	338	343
Balloon	8.42%	0.00%	17.50%	11.99%
Fully Amortizing	91.58%	100.00%	82.50%	88.01%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	712	622	600	666
FICO (%) below 640	0.00%	79.17%	83.96%	36.18%
WA Current LTV	75.85%	90.65%	77.24%	76.72%
WA MARGIN	3.934%	3.780%	4.870%	4.325%
WA Lifetime Cap (non-zero)	13.275%	14.284%	14.542%	13.811%
WA MTR	32	44	25	29
Property Type:
Single Family	61.76%	67.71%	74.01%	66.92%
PUD	20.43%	11.74%	13.07%	17.22%
Condo	8.08%	17.68%	5.75%	7.32%
2-4 Family	6.28%	1.23%	3.51%	5.04%
Single Family (Other)(1)	3.45%	1.63%	3.66%	3.50%
Occupancy Status:
Owner Occupied	70.07%	69.57%	86.68%	76.90%
Investment	23.65%	24.83%	8.92%	17.61%
Second Home	6.27%	5.60%	4.39%	5.49%
Loan Purpose:
Purchase	61.62%	81.95%	60.32%	61.50%
Refinance With Cash Out	21.17%	9.77%	30.85%	24.93%
Refinance No Cash Out	16.90%	8.28%	8.83%	13.40%
Rehabilitation	0.30%	0.00%	0.00%	0.17%
Insurance:
Conventional Insured	17.18%	100.00%	0.00%	11.79%
Non-MI	82.82%	0.00%	100.00%	88.21%
Top States:
California	22.61%	17.96%	19.34%	21.17%
Texas	11.54%	19.37%	22.05%	16.03%
Florida	11.29%	13.98%	10.46%	11.01%
Georgia	7.45%	8.12%	2.84%	5.57%
Other	47.11%	40.58%	45.30%	46.23%
Delinquency Status:
Current	94.19%	94.44%	92.79%	93.62%
1 Month Delinquent	5.81%	5.56%	7.21%	6.38%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Aggregate Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 MO LIBOR	0.89%	0.00%	0.30%	0.63%
1 YR CMT	12.08%	6.12%	8.98%	10.71%
1 YR LIBOR	3.26%	6.08%	1.76%	2.66%
3 MO CMT	0.04%	0.00%	0.00%	0.02%
3 YR CMT	1.20%	0.00%	0.55%	0.91%
5 YR CMT	0.31%	0.00%	0.09%	0.21%
6 MO CMT	0.03%	0.00%	0.02%	0.02%
6 MO LIBOR	81.42%	87.80%	83.90%	82.53%
COFI	0.28%	0.00%	0.33%	0.30%
PRIME	0.51%	0.00%	4.08%	2.00%
(1) Adjustable Rate Mortgage loans only.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Mortgage Loan Characteristics
As of the Cut-Off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
9,750.00 - 49,999.99	628	$14,985,629.12	3.89%	8.398%	$23,862.47	660	62.91%
50,000.00 - 99,999.99	913	57,464,849.21	14.92	8.543	62,940.69	645	77.73
100,000.00 - 149,999.99	467	51,432,411.79	13.36	8.165	110,133.64	657	76.91
150,000.00 - 199,999.99	249	40,540,355.02	10.53	8.281	162,812.67	651	77.24
200,000.00 - 249,999.99	173	36,587,329.43	9.50	8.242	211,487.45	654	76.07
250,000.00 - 299,999.99	126	33,392,492.46	8.67	8.110	265,019.78	672	79.49
300,000.00 - 349,999.99	101	30,982,486.21	8.05	8.023	306,757.29	683	78.60
350,000.00 - 399,999.99	61	21,312,062.18	5.53	7.749	349,378.07	663	77.53
400,000.00 - 449,999.99	58	23,976,873.77	6.23	7.891	413,394.38	676	81.37
450,000.00 - 499,999.99	33	15,349,389.72	3.99	7.623	465,133.02	670	78.62
500,000.00 - 549,999.99	14	7,308,422.10	1.90	7.519	522,030.15	665	82.54
550,000.00 - 599,999.99	16	8,977,908.69	2.33	8.176	561,119.29	699	78.06
600,000.00 - 649,999.99	10	5,738,623.82	1.49	7.477	573,862.38	711	73.87
650,000.00 - 699,999.99	9	5,861,454.84	1.52	8.187	651,272.76	715	74.97
700,000.00 - 749,999.99	7	4,881,462.50	1.27	7.956	697,351.79	677	73.41
750,000.00 - 799,999.99	6	4,180,912.47	1.09	6.969	696,818.75	680	63.07
800,000.00 - 849,999.99	1	65,053.22	0.02	7.625	65,053.22	799	2.28
850,000.00 - 899,999.99	1	814,355.51	0.21	6.750	814,355.51	778	35.41
900,000.00 - 949,999.99	5	4,198,969.42	1.09	9.063	839,793.88	729	80.33
950,000.00 - 2,800,000.00	13	16,997,908.11	4.41	7.507	1,307,531.39	702	70.99
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Original Principal Balances of the Mortgage Loans are approximately $9,750 and $2,800,000 respectively, and the average is approximately $143,902.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2,796.79 - 49,999.99	871	$23,691,779.87	6.15%	7.496%	$27,200.67	678	56.52%
50,000.00 - 99,999.99	803	58,318,348.43	15.15	8.432	72,625.59	649	77.14
100,000.00 - 149,999.99	389	47,367,859.84	12.30	8.542	121,768.28	645	80.45
150,000.00 - 199,999.99	240	41,411,314.24	10.75	8.191	172,547.14	656	76.84
200,000.00 - 249,999.99	154	34,602,630.10	8.99	8.376	224,692.40	651	76.99
250,000.00 - 299,999.99	135	37,279,869.44	9.68	8.028	276,147.18	674	78.22
300,000.00 - 349,999.99	80	25,960,224.96	6.74	8.098	324,502.81	679	80.99
350,000.00 - 399,999.99	56	21,068,004.25	5.47	7.894	376,214.36	664	79.99
400,000.00 - 449,999.99	51	21,599,544.82	5.61	7.942	423,520.49	677	82.31
450,000.00 - 499,999.99	33	15,542,658.11	4.04	7.723	470,989.64	666	80.09
500,000.00 - 549,999.99	17	8,930,151.65	2.32	7.491	525,303.04	680	78.40
550,000.00 - 599,999.99	17	9,798,883.14	2.54	8.076	576,404.89	702	76.02
600,000.00 - 649,999.99	11	6,832,703.46	1.77	7.342	621,154.86	718	71.41
650,000.00 - 699,999.99	8	5,383,367.10	1.40	7.784	672,920.89	713	74.10
700,000.00 - 749,999.99	5	3,563,913.39	0.93	8.792	712,782.68	625	74.16
750,000.00 - 799,999.99	3	2,266,250.00	0.59	7.410	755,416.67	630	76.01
800,000.00 - 849,999.99	2	1,657,855.10	0.43	7.068	828,927.55	776	51.86
850,000.00 - 899,999.99	2	1,783,479.38	0.46	8.281	891,739.69	748	79.61
900,000.00 - 949,999.99	3	2,758,088.89	0.72	8.952	919,362.96	743	79.44
950,000.00 - 999,999.99	3	2,966,750.63	0.77	8.513	988,916.88	704	89.55
1,200,000.00 - 1,249,999.99	2	2,425,250.00	0.63	9.411	1,212,625.00	666	61.76
1,300,000.00 - 1,349,999.99	4	5,315,163.17	1.38	6.836	1,328,790.79	707	72.46
1,700,000.00 - 1,749,999.99	1	1,724,859.62	0.45	5.850	1,724,859.62	756	62.72
2,000,000.00 - 2,800,000.00	1	2,800,000.00	0.73	7.625	2,800,000.00	635	70.00
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Current Principal Balances of the Mortgage Loans are approximately $2,797 and $2,800,000, respectively, and the average is approximately $133,189.

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	244	$12,116,269.40	3.15%	3.531%	$49,656.84	759	47.93%
4.000 - 4.999	229	11,505,915.64	2.99	4.060	50,244.17	755	39.81
5.000 - 5.999	104	16,748,424.11	4.35	5.541	161,042.54	701	73.53
6.000 - 6.999	276	56,249,253.92	14.61	6.519	203,801.64	687	73.34
7.000 - 7.999	488	95,316,396.85	24.75	7.460	195,320.49	670	75.42
8.000 - 8.999	394	67,874,471.00	17.63	8.439	172,270.23	663	82.43
9.000 - 9.999	437	62,149,308.34	16.14	9.505	142,218.10	661	88.54
10.000 - 10.999	350	31,539,956.58	8.19	10.517	90,114.16	618	83.25
11.000 - 11.999	280	24,318,049.64	6.32	11.479	86,850.18	591	74.34
12.000 - 12.999	68	6,375,171.65	1.66	12.105	93,752.52	586	58.17
13.000 - 13.999	13	487,976.50	0.13	13.292	37,536.65	613	64.16
14.000 - 14.999	3	150,020.09	0.04	14.367	50,006.70	661	93.49
15.000 - 15.999	4	210,878.74	0.05	15.744	52,719.69	578	49.08
16.000 - 17.000	1	6,857.13	0.00	17.000	6,857.13	513	20.78
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Current Interest Rates of the Mortgage Loans are approximately 1.000% and 17.000%, respectively, and the weighted average is approximately 8.112%. The Mortgage Rates shown for approximately 17 Mortgage Loans, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	158	$14,413,823.09	3.74%	8.807%	$91,226.73	NA	75.01%
500 - 520	57	4,119,587.55	1.07	9.607	72,273.47	511	78.97
521 - 540	78	6,763,782.82	1.76	9.855	86,715.16	532	73.33
541 - 560	151	15,512,702.98	4.03	9.537	102,733.13	551	76.38
561 - 580	182	19,786,837.60	5.14	9.579	108,718.89	571	74.95
581 - 600	253	28,494,419.23	7.40	9.038	112,626.16	590	80.63
601 - 620	196	26,949,876.09	7.00	8.795	137,499.37	611	79.96
621 - 640	230	39,432,822.96	10.24	8.231	171,447.06	631	79.13
641 - 660	259	44,307,760.11	11.51	8.191	171,072.43	650	79.32
661 - 680	225	38,982,190.55	10.12	8.001	173,254.18	671	80.09
681 - 700	173	28,052,070.08	7.29	7.773	162,150.69	690	77.25
701 - 720	185	27,610,883.19	7.17	8.057	149,248.02	711	81.10
721 - 740	136	20,196,389.11	5.25	7.464	148,502.86	729	75.67
741 - 760	146	24,315,760.12	6.31	7.273	166,546.30	751	75.20
761 - 780	138	16,630,313.69	4.32	6.883	120,509.52	771	72.57
781 - 800	165	18,538,167.76	4.81	6.123	112,352.53	790	62.87
801 - 820	142	10,376,739.78	2.69	5.801	73,075.63	809	57.51
821 - 832	17	564,822.88	0.15	4.868	33,224.88	825	52.92
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Credit Scores of the Mortgage Loans with Credit Scores are approximately 500 and 832, respectively, and the weighted average is approximately 666.

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3.64 - 10.00	40	$676,403.84	0.18%	3.857%	$16,910.10	765	4.83%
10.01 - 20.00	80	2,190,218.44	0.57	4.612	27,377.73	756	11.57
20.01 - 30.00	54	3,439,805.13	0.89	6.265	63,700.10	721	21.14
30.01 - 40.00	75	7,083,480.05	1.84	6.519	94,446.40	713	29.87
40.01 - 50.00	105	12,592,465.39	3.27	8.925	119,928.24	640	43.10
50.01 - 60.00	149	20,990,411.69	5.45	8.680	140,875.25	654	51.77
60.01 - 70.00	208	35,688,472.25	9.27	8.048	171,579.19	660	63.02
70.01 - 80.00	672	134,745,433.70	34.99	7.505	200,514.04	672	76.23
80.01 - 90.00	567	58,854,941.80	15.29	8.456	103,800.60	655	83.93
90.01 - 95.00	554	65,746,673.96	17.07	8.985	118,676.31	662	92.61
95.01 - 100.00	361	40,730,562.36	10.58	8.390	112,827.04	675	93.66
100.01 - 105.00	15	1,349,381.75	0.35	8.960	89,958.78	594	98.07
105.01 - 110.00	3	150,797.93	0.04	7.967	50,265.98	619	96.56
110.01 - 115.00	2	286,580.15	0.07	9.709	143,290.08	663	112.39
115.01 - 120.00	4	458,396.65	0.12	7.717	114,599.16	731	110.19
120.01 - 124.05	2	64,924.50	0.02	5.180	32,462.25	744	89.08
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 3.64% and 124.05%, respectively, and the weighted average is approximately 79.80%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2.28 - 10.00	117	$2,111,496.33	0.55%	4.291%	$18,046.98	769	6.61%
10.01 - 20.00	114	3,736,149.93	0.97	4.959	32,773.25	746	15.29
20.01 - 30.00	127	7,391,708.03	1.92	6.052	58,202.43	731	26.48
30.01 - 40.00	135	9,749,080.25	2.53	6.392	72,215.41	714	35.60
40.01 - 50.00	170	17,108,120.60	4.44	8.129	100,636.00	661	46.08
50.01 - 60.00	177	25,683,350.64	6.67	8.600	145,103.68	657	56.01
60.01 - 70.00	237	41,616,738.60	10.81	7.835	175,598.05	670	66.56
70.01 - 80.00	578	118,267,103.29	30.71	7.506	204,614.37	664	78.18
80.01 - 90.00	563	62,521,656.12	16.24	8.619	111,050.90	656	86.29
90.01 - 95.00	491	64,095,303.43	16.65	9.040	130,540.33	659	94.08
95.01 - 100.00	168	30,967,721.91	8.04	9.074	184,331.68	673	99.09
100.01 - 105.00	8	991,959.51	0.26	8.924	123,994.94	601	102.28
105.01 - 110.00	3	405,102.99	0.11	7.827	135,034.33	746	109.64
110.01 - 115.00	2	286,580.15	0.07	9.709	143,290.08	663	112.39
115.01 - 116.88	1	116,877.81	0.03	9.750	116,877.81	596	116.88
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 2.28% and 116.88%, respectively, and the weighted average is approximately 76.72%.

Combined Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
54.78 - 60.00	3	$813,798.07	0.94%	11.288%	$271,266.02	545	49.42%
60.01 - 70.00	3	956,477.86	1.11	9.287	318,825.95	584	60.04
70.01 - 80.00	2	1,312,901.22	1.52	7.477	656,450.61	686	69.23
80.01 - 90.00	37	12,967,523.07	15.02	7.191	350,473.60	692	73.24
90.01 - 95.00	61	9,959,853.11	11.54	8.065	163,276.28	658	79.79
95.01 - 100.00	243	58,026,940.39	67.20	7.485	238,793.99	662	79.72
100.01 - 105.00	9	1,544,271.88	1.79	6.125	171,585.76	676	81.47
105.01 - 110.00	2	188,376.07	0.22	8.575	94,188.04	646	86.15
110.01 - 115.00	2	457,470.77	0.53	6.023	228,735.39	630	74.36
120.01 - 125.00	1	115,872.53	0.13	8.990	115,872.53	606	99.89
Total:	363	$86,343,484.97	100.00%	7.535%	$237,860.84	665	78.14%

The minimum and the maximum Combined Original Loan-to-Value Ratios of the Mortgage Loans with known silent seconds at origination are approximately 54.78% and 125.00%, respectively, and the weighted average is approximately 96.27%.

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	2,738	$360,470,904.76	93.62%	8.103%	$131,654.82	665	76.88%
1 Month Delinquent	153	24,578,044.83	6.38	8.252	160,640.82	681	74.34
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,263	$300,631,851.85	78.08%	8.057%	$132,846.60	670	76.64%
1	303	50,364,281.81	13.08	8.202	166,218.75	670	78.09
2	102	13,553,110.00	3.52	8.296	132,873.63	633	75.96
3	63	7,512,065.76	1.95	8.367	119,239.14	657	78.21
4	33	2,681,119.31	0.70	8.597	81,246.04	597	76.81
5	36	3,877,618.50	1.01	8.233	107,711.63	612	81.40
6	24	2,048,479.50	0.53	9.753	85,353.31	596	65.74
7	20	1,246,941.26	0.32	8.702	62,347.06	568	71.37
8	18	1,546,660.73	0.40	8.387	85,925.60	650	67.54
9	16	1,058,402.24	0.27	8.795	66,150.14	600	62.00
10	9	358,569.17	0.09	9.765	39,841.02	581	74.51
11	3	149,126.07	0.04	8.694	49,708.69	614	56.47
12	1	20,723.39	0.01	9.650	20,723.39	NA	13.96
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,765	$372,989,360.48	96.87%	8.097%	$134,896.69	668	76.76%
1	56	5,534,033.80	1.44	8.635	98,822.03	637	81.47
2	20	2,137,667.80	0.56	8.218	106,883.39	608	71.17
3	14	1,836,987.78	0.48	8.507	131,213.41	589	72.92
4	9	1,142,772.68	0.30	8.595	126,974.74	655	63.18
5	10	487,512.27	0.13	9.919	48,751.23	564	72.73
6	9	570,553.15	0.15	8.435	63,394.79	593	75.57
7	6	278,482.32	0.07	9.281	46,413.72	612	65.33
9	2	71,579.31	0.02	8.436	35,789.66	621	63.40
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,843	$380,570,243.60	98.84%	8.108%	$133,862.20	667	76.78%
1	25	2,962,538.38	0.77	8.446	118,501.54	618	71.33
2	6	313,418.53	0.08	9.222	52,236.42	623	75.22
3	5	535,636.02	0.14	7.178	107,127.20	653	74.89
4	5	351,027.44	0.09	9.900	70,205.49	559	74.52
5	4	160,899.88	0.04	9.269	40,224.97	555	70.25
6	2	100,027.05	0.03	9.614	50,013.53	503	54.09
8	1	55,158.69	0.01	7.375	55,158.69	635	68.10
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,874	$383,727,844.78	99.66%	8.111%	$133,517.00	667	76.73%
1	5	484,880.30	0.13	7.027	96,976.06	609	77.11
2	3	302,836.54	0.08	8.505	100,945.51	655	77.59
3	6	378,202.23	0.10	10.397	63,033.71	578	70.54
5	2	100,027.05	0.03	9.614	50,013.53	503	54.09
7	1	55,158.69	0.01	7.375	55,158.69	635	68.10
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,881	$384,298,565.69	99.81%	8.110%	$133,390.69	666	76.74%
1	3	315,281.15	0.08	8.149	105,093.72	670	75.16
2	4	279,917.01	0.07	11.238	69,979.25	585	70.42
4	2	100,027.05	0.03	9.614	50,013.53	503	54.09
6	1	55,158.69	0.01	7.375	55,158.69	635	68.10
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	2,884	$384,613,846.84	99.89%	8.110%	$133,361.25	666	76.73%
1	4	279,917.01	0.07	11.238	69,979.25	585	70.42
3	2	100,027.05	0.03	9.614	50,013.53	503	54.09
5	1	55,158.69	0.01	7.375	55,158.69	635	68.10
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
24 - 59	30	$4,427,734.81	1.15%	7.080%	$147,591.16	665	77.40%
60 - 119	59	5,053,468.44	1.31	8.323	85,652.01	653	76.33
120 - 179	62	3,133,808.29	0.81	7.681	50,545.30	649	70.54
180 - 239	222	11,589,585.15	3.01	7.371	52,205.34	679	61.42
240 - 299	169	7,553,059.14	1.96	7.506	44,692.66	691	62.56
300 - 359	296	17,411,766.68	4.52	5.194	58,823.54	733	52.41
360 - 419	2,041	333,410,503.95	86.59	8.315	163,356.44	663	78.91
420 - 480	12	2,469,023.13	0.64	8.637	205,751.93	650	75.45
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Original Terms to Maturity of the Mortgage Loans are approximately 24 months and 480 months, respectively, and the weighted average is approximately 343 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3 - 60	152	$9,218,161.02	2.39%	7.497%	$60,645.80	665	67.37%
61 - 120	254	10,752,748.84	2.79	7.645	42,333.66	680	54.09
121 - 180	229	14,011,665.56	3.64	6.478	61,186.31	698	60.55
181 - 240	327	19,452,424.79	5.05	5.804	59,487.54	720	52.89
241 - 300	319	42,769,024.59	11.11	7.348	134,072.18	704	66.41
301 - 360	1,597	286,275,949.82	74.35	8.496	179,258.58	656	81.84
361 - 479	13	2,568,974.97	0.67	8.675	197,613.46	653	75.23
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Remaining Terms to Maturity of the Mortgage Loans are approximately 3 months and 479 months, respectively, and the weighted average is approximately 316 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 5	885	$164,230,304.63	42.65%	8.748%	$185,570.97	659	81.97%
6 - 11	491	93,011,091.12	24.16	8.184	189,431.96	655	80.49
12-17	153	19,688,792.20	5.11	8.192	128,684.92	647	81.18
18 - 23	78	11,816,911.10	3.07	7.418	151,498.86	657	82.80
24 - 29	77	5,540,430.07	1.44	8.265	71,953.64	625	80.95
30 - 35	46	4,288,813.47	1.11	8.176	93,235.08	607	84.75
36 - 41	42	2,573,814.74	0.67	8.322	61,281.30	624	83.42
42 - 47	45	5,734,367.21	1.49	7.020	127,430.38	706	75.07
48 - 53	44	2,722,775.21	0.71	8.710	61,881.25	605	84.36
54 - 59	50	3,838,228.53	1.00	8.624	76,764.57	630	75.19
60 - 119	407	46,189,189.98	12.00	7.357	113,486.95	705	64.81
120 - 179	419	19,605,843.26	5.09	5.108	46,791.99	734	41.30
180 - 239	89	4,221,175.76	1.10	6.083	47,428.94	722	41.53
240 - 299	55	1,470,004.15	0.38	7.357	26,727.35	701	40.72
300 - 348	10	117,208.16	0.03	8.790	11,720.82	666	18.48
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

The minimum and the maximum Seasoning of the Mortgage Loans are approximately 0 months and 348 months, respectively, and the weighted average is approximately 28 months.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
6 - 19	3	$307,770.86	0.30%	8.863%	$102,590.29	734	67.20%
20 - 25	28	6,420,973.45	6.31	10.532	229,320.48	613	62.85
32 - 37	15	3,374,189.01	3.32	9.467	224,945.93	607	64.58
44 - 49	2	449,999.41	0.44	7.322	224,999.71	580	86.03
50 - 55	3	510,000.00	0.50	7.000	170,000.00	746	76.82
56 - 61	88	19,596,480.93	19.27	8.278	222,687.28	653	78.41
62 - 67	1	325,000.00	0.32	8.000	325,000.00	NA	76.47
80 - 85	1	148,776.19	0.15	7.875	148,776.19	649	79.99
116 - 121	215	66,909,165.87	65.80	7.513	311,205.42	681	79.23
182 - 240	2	3,643,499.59	3.58	7.567	1,821,749.80	667	69.48
Total:	358	$101,685,855.31	100.00%	7.921%	$284,038.70	668	77.18%

The minimum and the maximum Original Interest Only Terms of the Mortgage Loans with Interest Only Terms are approximately 6 months and 240 months, respectively, and the weighted average is approximately 103 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired Interest Only Term	2	$600,736.81	0.59%	8.125%	$300,368.41	707	78.14%
2 - 6	2	411,014.51	0.40	8.043	205,507.26	758	78.45
7 - 12	4	588,343.97	0.58	7.519	147,085.99	706	80.59
13 - 18	8	1,982,960.32	1.95	9.742	247,870.04	605	70.62
19 - 24	23	5,942,030.78	5.84	9.990	258,349.16	627	62.22
25 - 30	2	534,000.00	0.53	7.365	267,000.00	587	65.02
31 - 36	12	2,499,427.99	2.46	10.185	208,285.67	607	61.22
37 - 42	7	1,977,882.83	1.95	6.996	282,554.69	698	77.20
43 - 48	2	452,110.67	0.44	8.204	226,055.34	721	74.90
49 - 54	30	6,802,545.18	6.69	7.760	226,751.51	652	75.28
55 - 60	56	12,738,300.82	12.53	8.539	227,469.66	653	77.20
79 - 84	1	148,776.19	0.15	7.875	148,776.19	649	79.99
97 - 102	3	733,109.51	0.72	6.165	244,369.84	629	81.65
103 - 108	11	3,153,873.58	3.10	7.156	286,715.78	696	81.19
109 - 114	64	21,391,996.54	21.04	7.748	334,249.95	684	79.80
115 - 120	129	38,085,246.02	37.45	7.458	295,234.47	678	80.17
121 - 177	2	3,643,499.59	3.58	7.567	1,821,749.80	667	69.48
Total:	358	$101,685,855.31	100.00%	7.921%	$284,038.70	668	77.18%

The minimum and the maximum Remaining Interest Only Term of the Mortgage Loans with Interest Only Terms are approximately 2 months and 177 months, respectively, and the weighted average is approximately 92 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Alabama	37	$2,231,548.79	0.58%	7.428%	$60,312.13	661	72.60%
Alaska	9	917,792.78	0.24	5.977	101,976.98	703	72.69
Arizona	97	17,583,897.58	4.57	8.078	181,277.29	667	78.13
Arkansas	16	753,452.76	0.20	7.428	47,090.80	639	79.08
California	365	81,513,612.42	21.17	7.575	223,324.97	676	72.83
Colorado	32	8,771,079.10	2.28	7.554	274,096.22	720	72.00
Connecticut	12	1,924,247.97	0.50	7.993	160,354.00	629	75.69
Delaware	3	331,202.42	0.09	9.291	110,400.81	571	66.75
District Of Columbia	5	422,763.55	0.11	11.634	84,552.71	606	49.84
Florida	340	42,375,287.82	11.01	8.378	124,633.20	661	75.28
Georgia	140	21,440,929.62	5.57	8.071	153,149.50	688	81.72
Hawaii	6	2,339,897.30	0.61	8.078	389,982.88	691	65.20
Idaho	6	579,987.55	0.15	7.215	96,664.59	667	71.01
Illinois	67	11,394,356.67	2.96	7.394	170,065.02	695	81.58
Indiana	25	2,647,155.54	0.69	8.074	105,886.22	684	84.93
Iowa	5	366,811.95	0.10	7.408	73,362.39	652	72.70
Kansas	7	301,137.80	0.08	9.036	43,019.69	625	80.84
Kentucky	19	1,429,272.19	0.37	6.939	75,224.85	714	75.72
Louisiana	96	4,847,918.52	1.26	7.248	50,499.15	686	60.96
Maine	3	293,702.55	0.08	7.088	97,900.85	610	70.71
Maryland	40	10,027,815.89	2.60	8.025	250,695.40	628	74.55
Massachusetts	16	3,642,898.30	0.95	8.120	227,681.14	626	77.68
Michigan	30	3,058,028.71	0.79	8.455	101,934.29	653	78.06
Minnesota	48	7,496,256.46	1.95	7.051	156,172.01	712	69.70
Mississippi	31	1,707,447.18	0.44	7.190	55,078.94	652	69.26
Missouri	24	2,435,530.28	0.63	8.862	101,480.43	681	88.18
Montana	5	530,951.46	0.14	7.882	106,190.29	706	80.83
Nebraska	1	32,606.80	0.01	8.000	32,606.80	793	77.18
Nevada	48	11,809,115.18	3.07	7.760	246,023.23	653	80.54
New Hampshire	6	834,839.09	0.22	7.702	139,139.85	655	83.54
New Jersey	57	11,422,265.23	2.97	8.888	200,390.62	641	68.01
New Mexico	8	783,687.88	0.20	8.560	97,960.99	642	71.82
New York	130	17,312,888.33	4.50	8.414	133,176.06	645	76.75
North Carolina	54	6,074,304.50	1.58	7.636	112,487.12	674	74.59
North Dakota	5	315,035.86	0.08	4.746	63,007.17	757	39.82
Ohio	34	2,745,771.60	0.71	8.593	80,757.99	667	80.42
Oklahoma	7	375,481.65	0.10	7.944	53,640.24	650	81.77
Oregon	28	5,300,184.29	1.38	7.255	189,292.30	700	73.66
Pennsylvania	58	5,343,937.47	1.39	7.577	92,136.85	679	74.87
Puerto Rico	1	55,158.69	0.01	7.375	55,158.69	635	68.10
Rhode Island	6	1,202,771.08	0.31	8.474	200,461.85	627	79.50
South Carolina	32	3,184,075.66	0.83	8.001	99,502.36	673	68.05
South Dakota	4	532,615.86	0.14	6.918	133,153.97	669	74.14
Tennessee	48	3,506,577.70	0.91	7.426	73,053.70	683	77.24
Texas	734	61,708,022.31	16.03	9.342	84,070.88	640	85.70
Utah	20	4,818,303.70	1.25	8.571	240,915.19	697	86.49
Vermont	1	17,113.20	0.00	3.813	17,113.20	644	28.52
Virgin Islands	8	645,551.07	0.17	4.000	80,693.88	736	27.98
Virginia	37	6,966,859.13	1.81	8.109	188,293.49	656	72.94
Washington	48	6,496,465.83	1.69	7.144	135,343.04	675	73.68
West Virginia	19	1,144,411.15	0.30	6.231	60,232.17	696	64.91
Wisconsin	13	1,055,923.17	0.27	8.299	81,224.86	655	80.44
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

No more than approximately 0.91% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	1,773	$236,810,629.91	61.50%	8.305%	$133,564.94	665	83.93%
Refinance With Cash Out	484	95,975,898.89	24.93	8.566	198,297.31	651	68.72
Refinance No Cash Out	628	51,606,006.99	13.40	6.369	82,175.17	701	58.55
Rehab	6	656,413.80	0.17	9.305	109,402.30	710	75.25
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	2,646	$338,889,512.41	88.01%	8.110%	$128,076.16	670	76.21%
Balloon	245	46,159,437.18	11.99	8.132	188,405.87	637	80.51
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Adjustable-Rate	907	$199,023,930.74	51.69%	8.270%	$219,431.02	661	77.59%
Fixed-Rate	1,984	186,025,018.85	48.31	7.943	93,762.61	672	75.79
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	2,693	$339,283,117.94	88.11%	8.006%	$125,987.05	661	74.49%
Conventional Insured	194	45,411,992.54	11.79	8.925	234,082.44	703	93.30
Uninsured FHA	4	353,839.11	0.09	6.213	88,459.78	640	91.07
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	2,170	$257,688,963.77	66.92%	8.102%	$118,750.67	662	75.72%
PUD	277	66,323,129.97	17.22	7.777	239,433.68	671	80.74
Condo	175	28,180,903.78	7.32	8.775	161,033.74	671	78.71
2 to 4 Family	86	19,394,385.73	5.04	8.550	225,516.11	694	76.17
Single Family (Other)(1)	183	13,461,566.34	3.50	7.949	73,560.47	683	72.66
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	2,174	$296,110,090.52	76.90%	8.044%	$136,205.19	658	76.24%
Investment	641	67,815,785.68	17.61	8.443	105,796.86	698	79.03
Second Home	76	21,123,073.39	5.49	8.010	277,935.18	682	76.02
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	967	$177,198,038.33	46.02%	8.425%	$183,245.13	662	79.05%
Limited Documentation	740	82,737,554.65	21.49	8.057	111,807.51	662	76.90
Full Documentation	888	79,119,130.39	20.55	7.112	89,098.12	686	68.97
Alternative	218	24,819,693.29	6.45	8.788	113,851.80	634	79.79
No Income Verified	75	20,929,344.71	5.44	8.674	279,057.93	686	81.82
No Assets Verified	3	245,188.22	0.06	7.124	81,729.41	616	87.17
Total:	2,891	$385,048,949.59	100.00%	8.112%	$133,188.84	666	76.72%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
6 MO LIBOR	654	$164,256,387.87	82.53%	8.357%	$251,156.56	656	79.06%
1 YR CMT	105	21,309,931.41	10.71	7.820	202,951.73	692	74.85
3 YR CMT	64	1,809,672.81	0.91	5.819	28,276.14	722	42.50
PRIME	34	3,987,141.43	2.00	10.766	117,268.87	595	59.12
1 YR LIBOR	17	5,302,049.60	2.66	6.531	311,885.27	705	74.17
5 YR CMT	12	425,448.89	0.21	6.609	35,454.07	697	54.11
COFI	11	595,402.69	0.30	6.706	54,127.52	677	39.21
1 MO LIBOR	6	1,251,465.58	0.63	8.865	208,577.60	695	85.15
6 MO CMT	3	45,676.98	0.02	8.215	15,225.66	763	32.92
3 MO CMT	1	40,753.48	0.02	7.375	40,753.48	832	33.96
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1	58	$13,921,136.84	6.99%	8.392%	$240,019.60	681	77.27%
3	1	40,753.48	0.02	7.375	40,753.48	832	33.96
6	658	164,116,644.36	82.46	8.367	249,417.39	656	79.12
12	112	18,677,959.60	9.38	7.606	166,767.50	688	68.50
36	68	1,880,018.72	0.94	5.858	27,647.33	721	41.96
60	10	387,417.74	0.19	6.636	38,741.77	698	55.76
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Margin	2	$41,720.70	0.02%	4.214%	$20,860.35	805	32.19%
0.750 - 1.000	19	564,253.56	0.28	6.701	29,697.56	681	31.69
1.001 - 2.000	58	3,122,857.87	1.57	6.732	53,842.38	702	60.32
2.001 - 3.000	289	73,033,097.86	36.70	7.318	252,709.68	688	75.15
3.001 - 4.000	82	20,158,369.58	10.13	8.360	245,833.78	650	75.18
4.001 - 5.000	88	19,473,679.60	9.78	8.671	221,291.81	668	81.12
5.001 - 6.000	134	31,721,861.64	15.94	8.417	236,730.31	648	82.37
6.001 - 7.000	181	40,950,975.91	20.58	9.331	226,248.49	632	78.08
7.001 - 8.000	43	8,457,096.14	4.25	10.010	196,676.65	634	86.03
8.001 - 9.000	8	1,185,796.81	0.60	9.330	148,224.60	642	80.58
9.001 - 10.000	2	164,221.07	0.08	11.963	82,110.54	658	71.72
10.001 - 10.590	1	150,000.00	0.08	15.990	150,000.00	555	41.67
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

The minimum and the maximum Gross Margins of the Adjustable Rate Mortgage Loans are approximately 0.000% and 10.590%, respectively, and the weighted average is approximately 4.325%.

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	32	$2,886,912.37	1.45%	10.311%	$90,216.01	609	58.09%
8.500 - 8.999	1	153,934.36	0.08	6.000	153,934.36	566	91.15
9.000 - 9.999	36	10,236,208.98	5.14	7.928	284,339.14	689	78.66
10.000 - 10.999	21	6,411,942.62	3.22	6.731	305,330.60	696	79.96
11.000 - 11.999	98	21,900,606.26	11.00	6.463	223,475.57	692	73.65
12.000 - 12.999	141	29,697,444.09	14.92	7.181	210,620.17	679	73.61
13.000 - 13.999	152	41,332,479.38	20.77	7.583	271,924.21	655	75.18
14.000 - 14.999	138	30,925,806.96	15.54	8.404	224,100.05	655	83.75
15.000 - 15.999	143	29,945,924.71	15.05	9.379	209,412.06	665	87.56
16.000 - 16.999	60	11,137,474.10	5.60	10.395	185,624.57	630	81.73
17.000 - 17.999	42	7,812,168.30	3.93	11.294	186,004.01	616	67.37
18.000 - 18.999	33	5,318,358.20	2.67	11.919	161,162.37	589	59.50
19.000 - 19.999	2	166,189.63	0.08	10.323	83,094.82	657	82.56
20.000 - 23.885	8	1,098,480.78	0.55	11.735	137,310.10	576	52.84
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

The non-zero minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans with a Maximum Rate are approximately 8.500% and 23.885%, respectively, and the weighted average is approximately 13.811%. The Mortgage Rates shown for approximately 17 Adjustable Rate Mortgage Loans, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	2	$41,720.70	0.02%	4.214%	$20,860.35	805	32.19%
0.750 - 0.999	1	8,633.71	0.00	5.440	8,633.71	760	18.72
1.000 - 1.999	42	1,998,172.73	1.00	6.336	47,575.54	732	61.84
2.000 - 2.999	265	63,249,188.21	31.78	7.160	238,676.18	688	73.68
3.000 - 3.999	69	15,062,459.17	7.57	8.225	218,296.51	665	79.45
4.000 - 4.999	41	12,074,113.00	6.07	8.197	294,490.56	679	85.88
5.000 - 5.999	77	17,459,459.26	8.77	9.069	226,746.22	670	81.31
6.000 - 6.999	90	22,678,273.53	11.39	9.030	251,980.82	646	75.39
7.000 - 7.999	98	24,651,877.98	12.39	7.942	251,549.78	640	80.21
8.000 - 8.999	88	18,259,376.36	9.17	8.545	207,492.91	641	79.49
9.000 - 9.999	69	13,017,330.40	6.54	9.590	188,656.96	631	85.64
10.000 - 12.600	65	10,523,325.69	5.29	11.179	161,897.32	602	71.32
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

The non-zero minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans with a Minimum Rate are approximately 0.750% and 12.600%, respectively, and the weighted average is approximately 5.425%. The Mortgage Rates shown for approximately 17 Adjustable Rate Mortgage Loans, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1 - 6	160	$32,972,031.42	16.57%	7.997%	$206,075.20	682	68.99%
7 - 12	53	3,372,621.01	1.69	8.769	63,634.36	657	62.47
13 - 18	150	31,926,011.19	16.04	8.501	212,840.07	634	80.42
19 - 24	200	46,162,119.75	23.19	9.220	230,810.60	635	76.66
25 - 30	53	9,657,499.76	4.85	7.979	182,216.98	647	80.26
31 - 36	49	10,127,244.72	5.09	8.695	206,678.46	675	85.47
37 - 42	4	1,003,972.02	0.50	5.555	250,993.01	724	85.25
43 - 48	7	1,901,930.54	0.96	7.304	271,704.36	685	80.11
49 - 54	62	15,915,124.07	8.00	7.684	256,695.55	695	79.48
55 - 60	149	40,876,937.44	20.54	7.576	274,341.86	680	80.48
61 - 66	1	141,152.99	0.07	9.250	141,152.99	633	94.16
67 - 72	10	1,627,934.64	0.82	8.470	162,793.46	679	90.43
73 - 78	5	1,455,228.79	0.73	7.497	291,045.76	733	79.93
79 - 84	1	182,400.00	0.09	8.500	182,400.00	679	74.15
85 - 115	3	1,701,722.40	0.86	6.836	567,240.80	627	74.59
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans are approximately 1 month and 115 months, respectively, and the weighted average is approximately 29 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	100	$17,134,476.58	8.61%	8.564%	$171,344.77	673	74.09%
1.000 - 1.249	70	17,783,323.76	8.94	8.730	254,047.48	659	79.54
1.500 - 1.749	68	7,775,403.91	3.91	8.013	114,344.18	646	74.66
2.000 - 2.249	163	32,213,090.55	16.19	8.452	197,626.32	659	71.79
3.000 - 3.249	297	64,333,189.02	32.32	8.710	216,610.06	639	80.95
3.500 - 3.749	1	30,675.92	0.02	7.250	30,675.92	691	43.89
3.750 - 3.999	1	80,000.00	0.04	14.250	80,000.00	701	114.29
4.000 - 4.249	1	101,924.01	0.05	11.500	101,924.01	608	99.57
5.000 - 5.249	122	34,259,043.51	17.21	7.050	280,811.83	689	78.68
6.000 - 6.249	80	24,573,793.27	12.35	8.003	307,172.42	689	77.52
7.000 - 10.000	4	739,010.21	0.37	11.310	184,752.55	569	49.09
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%
The non-zero minimum and the maximum Initial Periodic Caps of the Adjustable Rate Mortgage Loans with Initial Periodic Caps are approximately 1.000% and 10.000%, respectively, and the weighted average is approximately 3.375%.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	100	$17,134,476.58	8.61%	8.564%	$171,344.77	673	74.09%
1.000 - 1.249	460	111,164,656.41	55.85	8.281	241,662.30	651	80.20
1.500 - 1.749	87	11,487,221.60	5.77	8.308	132,037.03	642	75.81
2.000 - 2.249	242	57,799,432.77	29.04	8.123	238,840.63	683	74.55
2.250 - 2.499	1	65,053.22	0.03	7.625	65,053.22	799	2.28
3.000 - 3.249	12	554,079.95	0.28	6.795	46,173.33	715	58.97
3.750 - 3.999	1	80,000.00	0.04	14.250	80,000.00	701	114.29
5.000 - 10.000	4	739,010.21	0.37	11.310	184,752.55	569	49.09
Total:	907	$199,023,930.74	100.00%	8.270%	$219,431.02	661	77.59%

The non-zero minimum and the maximum Periodic Caps of the Adjustable Rate Mortgage Loans with Periodic Caps are approximately 1.000% and 10.000%, respectively, and the weighted average is approximately 1.394%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

POOL 1 MORTGAGE LOAN CHARACTERISTICS

Pool 1 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$161,858,724
Aggregate Original Principal Balance	$173,562,267
Number of Mortgage Loans	1,510
	Minimum	Maximum	Average (1)
Original Principal Balance	$9,750	$1,225,250	$114,942
Outstanding Principal Balance	$2,797	$1,225,250	$107,191
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	24	480	326
Remaining Term (months)	3	472	299
Loan Age (months)	0	348	27
Current Interest Rate	5.875%	17.000%	8.632%
Periodic Rate Cap(3)(4)	1.000%	2.000%	1.813%
Gross Margin(3)	1.875%	3.250%	2.539%
Maximum Mortgage Rate(3)(4)	11.125%	17.990%	12.772%
Minimum Mortgage Rate(3)(4)	1.875%	10.999%	2.898%
Months to Next Rate Adjustment(3)	66	115	86
Current Loan-to-Value	2.28%	116.88%	80.46%
Credit Score(4)	500	830	657
	Earliest	Latest
Maturity Date	10/01/2007	11/01/2046
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.22%
		1985	0.01%
	Percent of	1986	0.07%
Loan Type	Mortgage Pool	1987	0.15%
Adjustable-Rate	3.16%	1988	0.33%
Fixed-Rate	96.84%	1989	0.07%
		1990	0.04%
	Percent of	1991	0.05%
Occupancy	Mortgage Pool	1992	0.05%
Owner Occupied	75.49%	1993	1.37%
Investment	19.90%	1994	0.79%
Second Home	4.60%	1995	0.15%
		1996	0.32%
	Percent of	1997	0.33%
Property Type	Mortgage Pool	1998	1.52%
Single Family	70.17%	1999	2.93%
PUD	12.47%	2000	0.99%
Condo	7.21%	2001	9.24%
Single Family (Other)(5)	6.09%	2002	2.57%
2 to 4 Family	4.06%	2003	2.68%
		2004	3.55%
		2005	5.76%
		2006	24.16%
		2007	42.61%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	73.64%
		Refinance With Cash Out	19.02%
		Refinance No Cash Out	6.93%
		Rehab	0.41%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 1 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	50.80%	3.18%	46.02%	100.00%
Fixed	96.97%	100.00%	96.48%	96.84%
ARM	3.03%	0.00%	3.52%	3.16%
Current Balance	$82,221,351	$5,149,297	$74,488,076	$161,858,724
No. of Loans	589	27	894	1,510
Average Current Balance	$139,595	$190,715	$83,320	$107,191
% => $200K	56.55%	68.18%	22.23%	41.13%
% => $500K	20.47%	0.00%	2.35%	11.48%
WAC	8.121%	8.535%	9.203%	8.632%
WAM	309	332	287	299
WA AGE	26	28	28	27
WA OTERM	335	360	315	326
Balloon	7.03%	0.00%	12.32%	9.24%
Fully Amortizing	92.97%	100.00%	87.68%	90.76%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	712	616	591	657
FICO (%) below 640	0.00%	79.66%	80.74%	39.69%
WA Current LTV	79.85%	89.84%	80.48%	80.46%
WA MARGIN	2.294%	0.000%	2.773%	2.539%
WA Lifetime Cap (non-zero)	12.306%	0.000%	13.215%	12.772%
WA MTR	79	0	93	86
Property Type:
Single Family	64.01%	58.88%	77.75%	70.17%
PUD	13.49%	14.80%	11.19%	12.47%
Condo	10.56%	21.95%	2.49%	7.21%
Single Family (Other) (1)	6.24%	2.49%	6.18%	6.09%
2-4 Family	5.70%	1.88%	2.39%	4.06%
Occupancy Status:
Owner Occupied	64.44%	65.90%	88.36%	75.49%
Investment	28.54%	27.55%	9.84%	19.90%
Second Home	7.02%	6.56%	1.80%	4.60%
Loan Purpose:
Purchase	70.76%	75.14%	76.73%	73.64%
Refinance With Cash Out	21.36%	14.89%	16.72%	19.02%
Refinance No Cash Out	7.09%	9.97%	6.55%	6.93%
Rehabilitation	0.80%	0.00%	0.00%	0.41%
Insurance:
Conventional Insured	25.86%	100.00%	0.00%	16.32%
Non-MI	74.14%	0.00%	100.00%	83.68%
Top States:
Texas	21.70%	29.52%	43.35%	31.91%
California	14.42%	8.90%	7.82%	11.21%
Florida	10.02%	17.07%	7.93%	9.28%
New York	7.40%	3.23%	8.57%	7.81%
Georgia	7.60%	8.80%	2.03%	5.08%
Other	38.85%	32.48%	30.30%	34.71%
Delinquency Status:
Current	94.16%	91.52%	91.56%	92.88%
1 Month Delinquent	5.84%	8.48%	8.44%	7.12%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 1 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 YR CMT	0.00%	0.00%	76.06%	38.98%
1 YR LIBOR	57.75%	0.00%	17.57%	37.16%
6 MO LIBOR	42.25%	0.00%	6.37%	23.86%

(1) Adjustable Rate Mortgage loans only.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 1 Mortgage Loan Characteristics
As of the Cut-off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
9,750.00 - 49,999.99	376	$10,279,592.26	6.35%	10.090%	$27,339.34	619	77.59%
50,000.00 - 99,999.99	611	41,362,303.80	25.55	9.381	67,696.08	623	85.18
100,000.00 - 149,999.99	230	26,462,377.39	16.35	8.683	115,053.81	639	84.16
150,000.00 - 199,999.99	90	14,801,863.24	9.14	8.244	164,465.15	656	80.92
200,000.00 - 249,999.99	54	10,580,004.60	6.54	8.127	195,926.01	663	76.00
250,000.00 - 299,999.99	31	8,073,937.76	4.99	8.718	260,449.61	651	75.77
300,000.00 - 349,999.99	39	11,397,199.02	7.04	8.128	292,235.87	689	75.56
350,000.00 - 399,999.99	20	6,295,124.40	3.89	7.659	314,756.22	667	74.20
400,000.00 - 449,999.99	21	8,515,482.00	5.26	8.426	405,499.14	710	82.08
450,000.00 - 499,999.99	11	5,024,267.50	3.10	7.989	456,751.59	657	80.46
500,000.00 - 549,999.99	1	483,690.21	0.30	6.750	483,690.21	740	68.13
550,000.00 - 599,999.99	7	3,866,891.60	2.39	7.684	552,413.09	741	77.51
600,000.00 - 649,999.99	3	1,851,050.47	1.14	6.622	617,016.82	717	78.96
650,000.00 - 699,999.99	4	2,633,973.73	1.63	8.242	658,493.43	729	86.64
700,000.00 - 749,999.99	1	674,510.19	0.42	6.500	674,510.19	763	58.65
750,000.00 - 799,999.99	2	1,358,782.03	0.84	7.155	679,391.02	690	71.55
850,000.00 - 899,999.99	1	814,355.51	0.50	6.750	814,355.51	778	35.41
900,000.00 - 949,999.99	3	2,393,490.70	1.48	8.858	797,830.23	733	82.59
950,000.00 - 1,225,250.00	5	4,989,827.34	3.08	7.371	997,965.47	711	72.16
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Original Principal Balances of the Pool 1 Mortgage Loans are approximately $9,750 and $ 1,225,250 respectively, and the average is approximately $114,942.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2,796.79 - 49,999.99	456	$13,122,661.36	8.11%	9.787%	$28,777.77	623	73.29%
50,000.00 - 99,999.99	568	40,998,387.81	25.33	9.335	72,180.26	626	84.87
100,000.00 - 149,999.99	216	26,025,429.46	16.08	8.696	120,488.10	636	84.79
150,000.00 - 199,999.99	88	15,146,717.71	9.36	8.146	172,121.79	661	81.26
200,000.00 - 249,999.99	49	11,015,104.67	6.81	8.322	224,798.05	656	76.26
250,000.00 - 299,999.99	38	10,670,129.53	6.59	8.264	280,792.88	659	72.24
300,000.00 - 349,999.99	25	8,084,408.41	4.99	8.196	323,376.34	686	81.13
350,000.00 - 399,999.99	16	5,950,293.90	3.68	7.710	371,893.37	677	78.31
400,000.00 - 449,999.99	17	7,167,548.59	4.43	8.716	421,620.51	724	84.51
450,000.00 - 499,999.99	11	5,095,160.74	3.15	7.971	463,196.43	654	80.23
500,000.00 - 549,999.99	3	1,568,219.39	0.97	6.916	522,739.80	776	57.22
550,000.00 - 599,999.99	5	2,878,458.46	1.78	7.989	575,691.69	715	80.24
600,000.00 - 649,999.99	6	3,757,592.41	2.32	7.162	626,265.40	728	78.68
650,000.00 - 699,999.99	3	2,010,724.01	1.24	7.959	670,241.34	738	78.49
750,000.00 - 799,999.99	1	750,000.00	0.46	6.875	750,000.00	639	76.92
800,000.00 - 849,999.99	2	1,657,855.10	1.02	7.068	828,927.55	776	51.86
850,000.00 - 899,999.99	1	899,500.66	0.56	8.925	899,500.66	767	99.94
900,000.00 - 949,999.99	2	1,836,588.89	1.13	7.936	918,294.45	755	71.63
950,000.00 - 999,999.99	2	1,998,692.65	1.23	7.999	999,346.33	666	86.96
1,200,000.00 - 1,225,250.00	1	1,225,250.00	0.76	7.375	1,225,250.00	679	68.83
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Current Principal Balances of the Pool 1 Mortgage Loans are approximately $2,797 and $1,225,250, respectively, and the average is approximately $107,191.

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
5.875 - 5.999	10	$2,078,308.62	1.28%	5.895%	$207,830.86	665	67.03%
6.000 - 6.999	164	30,384,180.07	18.77	6.527	185,269.39	696	72.43
7.000 - 7.999	257	35,501,730.96	21.93	7.367	138,139.03	673	76.05
8.000 - 8.999	201	23,036,147.39	14.23	8.457	114,607.70	666	84.23
9.000 - 9.999	293	31,728,429.42	19.60	9.484	108,288.16	665	90.27
10.000 - 10.999	294	20,900,815.38	12.91	10.460	71,091.21	609	85.18
11.000 - 11.999	228	15,450,561.61	9.55	11.378	67,765.62	580	78.79
12.000 - 12.999	44	2,152,817.84	1.33	12.255	48,927.68	584	65.38
13.000 - 13.999	13	487,976.50	0.30	13.292	37,536.65	613	64.16
14.000 - 14.999	2	70,020.09	0.04	14.500	35,010.05	616	69.73
15.000 - 15.999	3	60,878.74	0.04	15.139	20,292.91	634	67.33
16.000 - 17.000	1	6,857.13	0.00	17.000	6,857.13	513	20.78
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Current Interest Rates of the Pool 1 Mortgage Loans are approximately 5.875% and 17.000%, respectively, and the weighted average is approximately 8.632%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	121	$10,234,091.80	6.32%	9.221%	$84,579.27	NA	78.89%
500 - 520	56	3,909,721.15	2.42	9.637	69,816.45	512	80.46
521 - 540	71	5,632,963.25	3.48	9.831	79,337.51	532	74.72
541 - 560	112	8,136,511.04	5.03	9.805	72,647.42	550	79.59
561 - 580	114	7,651,015.98	4.73	10.024	67,114.18	571	83.63
581 - 600	183	14,487,793.54	8.95	9.398	79,168.27	590	84.88
601 - 620	111	10,695,216.11	6.61	8.915	96,353.30	611	85.73
621 - 640	116	14,533,808.46	8.98	8.188	125,291.45	632	80.91
641 - 660	126	13,526,351.78	8.36	8.770	107,352.00	650	83.43
661 - 680	118	16,838,766.19	10.40	8.189	142,701.41	672	80.55
681 - 700	81	10,687,467.36	6.60	8.299	131,944.04	690	79.53
701 - 720	103	14,307,985.39	8.84	8.260	138,912.48	710	84.13
721 - 740	46	5,677,425.74	3.51	7.983	123,422.30	731	78.82
741 - 760	47	7,933,128.20	4.90	7.952	168,789.96	750	80.40
761 - 780	36	6,999,797.67	4.32	7.680	194,438.82	771	73.83
781 - 800	40	6,449,849.37	3.98	7.128	161,246.23	789	69.58
801 - 820	27	4,075,496.74	2.52	7.470	150,944.32	808	67.35
821 - 830	2	81,333.98	0.05	9.371	40,666.99	827	83.53
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Credit Scores of the Pool 1 Mortgage Loans with Credit Scores are approximately 500 and 830, respectively, and the weighted average is approximately 657.

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
15.79 - 20.00	3	$261,528.08	0.16%	6.714%	$87,176.03	676	14.72%
20.01 - 30.00	8	415,034.13	0.26	6.788	51,879.27	739	22.82
30.01 - 40.00	16	2,382,129.89	1.47	8.048	148,883.12	687	34.12
40.01 - 50.00	29	4,091,233.55	2.53	9.862	141,077.02	621	44.54
50.01 - 60.00	56	7,873,860.74	4.86	8.532	140,604.66	660	51.30
60.01 - 70.00	84	10,951,933.54	6.77	8.286	130,380.16	675	62.52
70.01 - 80.00	254	38,696,658.50	23.91	7.548	152,349.05	683	72.95
80.01 - 90.00	402	31,394,246.68	19.40	9.053	78,095.14	648	84.87
90.01 - 95.00	446	43,700,159.80	27.00	9.223	97,982.42	638	92.86
95.01 - 100.00	197	20,889,919.50	12.91	8.829	106,040.20	661	95.31
100.01 - 105.00	12	1,006,539.32	0.62	9.256	83,878.28	592	99.08
105.01 - 110.00	1	71,093.18	0.04	11.875	71,093.18	576	109.37
115.01 - 119.76	2	124,386.84	0.08	9.735	62,193.42	593	111.52
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 15.79% and 119.76%, respectively, and the weighted average is approximately 83.58%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2.28 - 10.00	11	$163,296.10	0.10%	7.376%	$14,845.10	696	7.24%
10.01 - 20.00	31	827,970.15	0.51	7.648	26,708.71	684	15.03
20.01 - 30.00	31	1,223,553.78	0.76	7.648	39,469.48	720	27.02
30.01 - 40.00	37	3,762,776.21	2.32	7.958	101,696.65	689	36.17
40.01 - 50.00	56	6,451,294.57	3.99	8.906	115,201.69	654	46.69
50.01 - 60.00	78	8,841,711.19	5.46	8.719	113,355.27	654	55.95
60.01 - 70.00	116	17,642,347.14	10.90	7.947	152,089.20	685	66.48
70.01 - 80.00	216	31,725,885.25	19.60	7.625	146,879.10	670	76.67
80.01 - 90.00	419	31,902,020.42	19.71	9.254	76,138.47	646	87.24
90.01 - 95.00	410	42,320,142.21	26.15	9.121	103,219.86	636	93.92
95.01 - 100.00	96	16,097,675.14	9.95	8.953	167,684.12	673	98.60
100.01 - 105.00	7	712,080.60	0.44	8.898	101,725.80	613	102.19
105.01 - 110.00	1	71,093.18	0.04	11.875	71,093.18	576	109.37
115.01 - 116.88	1	116,877.81	0.07	9.750	116,877.81	596	116.88
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 2.28% and 116.88%, respectively, and the weighted average is approximately 80.46%.

Combined Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
56.00 - 60.00	1	$299,784.62	1.70%	10.990%	$299,784.62	506	47.97%
60.01 - 70.00	2	306,477.86	1.74	11.750	153,238.93	530	53.23
70.01 - 80.00	2	1,312,901.22	7.45	7.477	656,450.61	686	69.23
80.01 - 90.00	14	4,173,345.86	23.68	7.024	298,096.13	672	76.14
90.01 - 95.00	40	4,234,267.33	24.02	8.920	105,856.68	657	81.29
95.01 - 100.00	48	6,930,884.72	39.33	7.793	144,393.43	658	79.79
100.01 - 105.00	2	206,235.62	1.17	6.988	103,117.81	614	77.07
105.01 - 110.00	1	44,697.10	0.25	11.950	44,697.10	620	91.41
120.01 - 125.00	1	115,872.53	0.66	8.990	115,872.53	606	99.89
Total:	111	$17,624,466.86	100.00%	7.990%	$158,778.98	657	77.63%

The minimum and the maximum Combined Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans with known silent seconds at origination are approximately 56.00% and 125.00%, respectively, and the weighted average is approximately 92.36%.

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	1,413	$150,333,808.59	92.88%	8.642%	$106,393.35	656	80.85%
1 Month Delinquent	97	11,524,915.16	7.12	8.497	118,813.56	675	75.43
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,122	$125,014,696.78	77.24%	8.647%	$111,421.30	664	81.24%
1	165	18,866,839.79	11.66	8.521	114,344.48	654	79.55
2	61	5,840,596.64	3.61	8.539	95,747.49	633	74.05
3	47	4,365,885.11	2.70	8.414	92,891.17	646	76.67
4	25	1,896,025.93	1.17	9.400	75,841.04	585	80.94
5	23	2,293,225.49	1.42	8.055	99,705.46	603	83.32
6	13	659,357.75	0.41	10.306	50,719.83	576	73.54
7	18	1,046,657.46	0.65	8.058	58,147.64	563	73.99
8	12	818,595.21	0.51	8.368	68,216.27	614	73.36
9	13	630,956.07	0.39	9.941	48,535.08	569	64.06
10	8	295,442.78	0.18	10.115	36,930.35	581	74.18
11	2	109,721.35	0.07	9.078	54,860.68	614	59.74
12	1	20,723.39	0.01	9.650	20,723.39	NA	13.96
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,426	$155,553,923.46	96.10%	8.636%	$109,084.10	660	80.53%
1	40	2,855,422.27	1.76	8.788	71,385.56	606	79.63
2	11	1,184,910.86	0.73	7.589	107,719.17	607	75.73
3	9	1,165,217.38	0.72	8.089	129,468.60	592	82.11
4	3	146,011.66	0.09	8.929	48,670.55	543	59.45
5	8	303,498.70	0.19	10.011	37,937.34	544	75.16
6	8	413,170.12	0.26	9.252	51,646.27	552	83.83
7	3	164,989.99	0.10	9.003	54,996.66	614	82.23
9	2	71,579.31	0.04	8.436	35,789.66	621	63.40
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,481	$159,572,154.64	98.59%	8.637%	$107,746.22	658	80.44%
1	15	1,614,516.88	1.00	8.101	107,634.46	602	82.60
2	5	200,068.51	0.12	9.432	40,013.70	606	72.93
3	1	60,562.99	0.04	7.000	60,562.99	526	93.90
4	3	189,340.78	0.12	8.418	63,113.59	525	85.07
5	3	121,495.16	0.08	9.802	40,498.39	555	77.67
6	1	45,426.10	0.03	9.000	45,426.10	503	91.77
8	1	55,158.69	0.03	7.375	55,158.69	635	68.10
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,502	$161,381,734.32	99.71%	8.632%	$107,444.56	658	80.45%
1	2	172,333.68	0.11	7.267	86,166.84	512	91.72
2	1	26,960.11	0.02	11.375	26,960.11	503	61.76
3	3	177,110.85	0.11	9.882	59,036.95	552	83.34
5	1	45,426.10	0.03	9.000	45,426.10	503	91.77
7	1	55,158.69	0.03	7.375	55,158.69	635	68.10
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,506	$161,639,908.61	99.86%	8.631%	$107,330.62	658	80.46%
2	2	118,230.35	0.07	10.695	59,115.18	555	81.72
4	1	45,426.10	0.03	9.000	45,426.10	503	91.77
6	1	55,158.69	0.03	7.375	55,158.69	635	68.10
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,506	$161,639,908.61	99.86%	8.631%	$107,330.62	658	80.46%
1	2	118,230.35	0.07	10.695	59,115.18	555	81.72
3	1	45,426.10	0.03	9.000	45,426.10	503	91.77
5	1	55,158.69	0.03	7.375	55,158.69	635	68.10
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
24 - 59	28	$4,123,354.04	2.55%	7.379%	$147,262.64	659	79.90%
60 - 119	56	4,885,139.94	3.02	8.416	87,234.64	652	77.17
120 - 179	52	2,329,361.60	1.44	8.242	44,795.42	629	64.88
180 - 239	163	9,207,554.24	5.69	8.004	56,488.06	666	65.46
240 - 299	74	4,167,638.45	2.57	9.490	56,319.44	635	79.17
300 - 359	56	4,280,936.70	2.64	8.767	76,445.30	658	82.84
360 - 419	1,079	132,524,033.67	81.88	8.699	122,821.16	658	81.85
420 - 480	2	340,705.11	0.21	8.308	170,352.56	591	93.29
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Original Terms to Maturity of the Pool 1 Mortgage Loans are approximately 24 months and 480 months, respectively, and the weighted average is approximately 326 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3 - 60	120	$8,386,352.22	5.18%	7.805%	$69,886.27	659	70.50%
61 - 120	121	6,706,998.42	4.14	8.777	55,429.74	651	64.30
121 - 180	120	7,501,207.92	4.63	8.096	62,510.07	659	72.69
181 - 240	84	6,909,750.37	4.27	8.606	82,258.93	642	73.74
241 - 300	180	21,811,767.68	13.48	8.056	121,176.49	695	68.51
301 - 360	882	110,101,990.19	68.02	8.839	124,832.19	651	85.49
361 - 472	3	440,656.95	0.27	8.604	146,885.65	623	87.99
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Remaining Terms to Maturity of the Pool 1 Mortgage Loans are approximately 3 months and 472 months, respectively, and the weighted average is approximately 299 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 5	508	$68,236,262.91	42.16%	9.128%	$134,323.35	660	85.98%
6 - 11	213	29,544,987.60	18.25	7.992	138,708.86	656	81.48
12 - 17	115	11,817,895.40	7.30	8.353	102,764.31	643	83.36
18 - 23	51	4,308,044.00	2.66	8.121	84,471.45	632	82.50
24 - 29	68	4,549,800.24	2.81	8.431	66,908.83	628	81.47
30 - 35	39	3,340,035.55	2.06	8.642	85,641.94	603	85.59
36 - 41	41	2,362,788.21	1.46	8.618	57,628.98	607	84.88
42 - 47	37	2,372,014.14	1.47	9.064	64,108.49	633	82.97
48 - 53	40	2,265,239.96	1.40	9.284	56,631.00	606	83.79
54 - 59	46	3,199,094.57	1.98	9.030	69,545.53	614	78.95
60 - 119	235	23,892,398.38	14.76	8.154	101,669.78	695	66.35
120 - 179	70	4,480,386.27	2.77	8.074	64,005.52	653	55.43
180 - 239	25	1,007,137.17	0.62	9.539	40,285.49	665	57.74
240 - 299	14	392,653.17	0.24	10.299	28,046.66	644	48.82
300 - 348	8	89,986.18	0.06	9.534	11,248.27	671	18.42
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

The minimum and the maximum Seasoning of the Pool 1 Mortgage Loans are approximately 0 months and 348 months, respectively, and the weighted average is approximately 27 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
6 - 19	3	$307,770.86	1.41%	8.863%	$102,590.29	734	67.20%
20 - 25	8	1,744,640.00	8.02	11.034	218,080.00	618	56.64
32 - 37	5	919,730.43	4.23	8.627	183,946.09	662	73.32
44 - 49	2	449,999.41	2.07	7.322	224,999.71	580	86.03
50 - 55	3	510,000.00	2.34	7.000	170,000.00	746	76.82
56 - 61	30	3,113,893.00	14.31	7.667	103,796.43	700	80.35
62 - 67	1	325,000.00	1.49	8.000	325,000.00	NA	76.47
116 - 121	39	13,549,862.52	62.26	7.424	347,432.37	685	77.16
182 - 240	1	843,499.59	3.88	7.375	843,499.59	774	67.75
Total:	92	$21,764,395.81	100.00%	7.814%	$236,569.52	684	75.47%

The minimum and the maximum Original Interest Only Terms of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 6 months and 240 months, respectively, and the weighted average is approximately 99 months.

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2 - 6	1	$119,187.32	0.55%	9.250%	$119,187.32	710	74.96%
7 - 12	4	588,343.97	2.70	7.519	147,085.99	706	80.59
19 - 24	11	3,149,484.84	14.47	9.354	286,316.80	655	61.92
31 - 36	5	969,969.41	4.46	8.693	193,993.88	628	72.67
37 - 42	3	969,622.83	4.46	7.413	323,207.61	630	69.36
43 - 48	1	206,510.67	0.95	8.000	206,510.67	785	68.84
49 - 54	8	1,722,219.85	7.91	7.562	215,277.48	718	61.57
55 - 60	23	2,055,849.00	9.45	7.465	89,384.74	700	86.78
103 - 108	5	1,380,443.04	6.34	7.251	276,088.61	711	82.80
109 - 114	14	5,886,610.45	27.05	7.102	420,472.18	684	79.83
115 - 120	16	3,872,654.84	17.79	8.109	242,040.93	662	80.94
121 - 173	1	843,499.59	3.88	7.375	843,499.59	774	67.75
Total:	92	$21,764,395.81	100.00%	7.814%	$236,569.52	684	75.47%

The minimum and the maximum Remaining Interest Only Term of the Pool 1 Mortgage Loans with Interest Only Terms are approximately 2 months and 173 months, respectively, and the weighted average is approximately 81 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Alabama	17	$997,916.60	0.62%	9.919%	$58,700.98	607	81.22%
Alaska	5	612,289.44	0.38	7.002	122,457.89	680	84.05
Arizona	43	5,425,813.17	3.35	8.071	126,181.70	702	76.04
Arkansas	14	694,551.60	0.43	7.726	49,610.83	641	78.81
California	60	18,141,061.45	11.21	7.456	302,351.02	697	75.94
Colorado	16	4,925,114.09	3.04	7.321	307,819.63	737	64.50
Connecticut	7	1,058,667.43	0.65	8.132	151,238.20	633	69.40
Delaware	2	69,112.63	0.04	7.361	34,556.32	577	54.83
District Of Columbia	3	113,808.63	0.07	11.493	37,936.21	611	48.01
Florida	163	15,024,717.55	9.28	8.712	92,176.18	657	77.88
Georgia	47	8,216,658.47	5.08	8.826	174,822.52	676	87.34
Hawaii	5	1,038,877.17	0.64	8.645	207,775.43	681	76.00
Idaho	2	181,332.53	0.11	7.767	90,666.27	585	63.53
Illinois	21	3,206,639.58	1.98	8.508	152,697.12	656	88.27
Indiana	16	1,668,584.49	1.03	8.311	104,286.53	659	89.29
Iowa	1	56,112.32	0.03	8.500	56,112.32	505	71.03
Kansas	6	290,067.63	0.18	9.228	48,344.61	621	83.07
Kentucky	11	830,028.34	0.51	7.363	75,457.12	722	79.51
Louisiana	17	1,761,245.85	1.09	8.234	103,602.70	678	72.27
Maine	2	186,210.75	0.12	6.966	93,105.38	596	65.56
Maryland	19	3,731,611.65	2.31	8.734	196,400.61	609	66.19
Massachusetts	6	1,173,568.08	0.73	8.768	195,594.68	590	60.34
Michigan	16	1,589,543.18	0.98	8.199	99,346.45	651	79.05
Minnesota	1	177,119.14	0.11	10.750	177,119.14	689	79.78
Mississippi	11	767,299.71	0.47	8.205	69,754.52	649	73.43
Missouri	17	1,704,133.61	1.05	8.926	100,243.15	680	90.68
Montana	2	381,202.04	0.24	7.984	190,601.02	727	81.82
Nebraska	1	32,606.80	0.02	8.000	32,606.80	793	77.18
Nevada	10	1,472,752.07	0.91	7.596	147,275.21	611	80.36
New Hampshire	1	143,449.19	0.09	6.250	143,449.19	726	79.69
New Jersey	19	4,275,386.01	2.64	7.813	225,020.32	666	70.54
New Mexico	4	389,612.24	0.24	7.837	97,403.06	679	67.24
New York	110	12,638,648.56	7.81	7.980	114,896.81	648	77.59
North Carolina	31	2,608,375.77	1.61	7.956	84,141.15	652	77.38
North Dakota	1	49,734.75	0.03	9.000	49,734.75	588	65.44
Ohio	18	1,276,525.52	0.79	8.826	70,918.08	666	81.97
Oklahoma	4	259,441.25	0.16	7.236	64,860.31	672	88.06
Oregon	6	1,272,679.17	0.79	7.205	212,113.20	727	75.18
Pennsylvania	25	3,040,690.71	1.88	7.830	121,627.63	693	77.24
Puerto Rico	1	55,158.69	0.03	7.375	55,158.69	635	68.10
Rhode Island	2	466,276.66	0.29	8.011	233,138.33	649	79.70
South Carolina	15	1,711,484.09	1.06	8.521	114,098.94	660	71.62
Tennessee	33	2,342,351.24	1.45	7.819	70,980.34	678	81.19
Texas	660	51,650,446.55	31.91	9.731	78,258.25	627	87.75
Utah	8	1,259,675.90	0.78	8.307	157,459.49	619	82.58
Virginia	11	1,177,917.82	0.73	7.841	107,083.44	700	62.82
Washington	7	957,069.37	0.59	7.799	136,724.20	686	75.03
West Virginia	9	270,914.42	0.17	7.262	30,101.60	717	63.36
Wisconsin	4	484,239.84	0.30	8.038	121,059.96	689	93.50
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

No more than approximately 2.17% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	1,227	$119,199,061.91	73.64%	8.762%	$97,146.75	654	85.43%
Refinance With Cash Out	189	30,782,001.21	19.02	8.273	162,867.73	666	66.85
Refinance No Cash Out	88	11,221,246.83	6.93	8.198	127,514.17	662	65.28
Rehab	6	656,413.80	0.41	9.305	109,402.30	710	75.25
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	1,397	$146,908,718.00	90.76%	8.696%	$105,160.14	659	80.50%
Balloon	113	14,950,005.75	9.24	8.004	132,300.94	645	80.08
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Fixed-Rate	1,490	$156,750,284.93	96.84%	8.663%	$105,201.53	657	80.42%
Adjustable-Rate	20	5,108,438.82	3.16	7.671	255,421.94	675	81.68
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	1,393	$135,362,622.76	83.63%	8.570%	$97,173.45	649	77.95%
Conventional Insured	115	26,412,783.72	16.32	8.954	229,676.38	697	93.30
Uninsured FHA	2	83,317.27	0.05	7.605	41,658.64	655	86.67
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	1,124	$113,577,130.98	70.17%	8.723%	$101,047.27	650	81.27%
PUD	103	20,188,088.65	12.47	8.304	196,000.86	656	80.21
Condo	84	11,664,713.16	7.21	8.776	138,865.63	692	81.62
Single Family (Other)(1)	162	9,865,087.13	6.09	8.172	60,895.60	683	74.09
2 to 4 Family	37	6,563,703.83	4.06	8.507	177,397.40	697	74.75
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	1,101	$122,192,937.96	75.49%	8.681%	$110,983.59	645	80.26%
Investment	375	32,214,605.01	19.90	8.659	85,905.61	697	82.41
Second Home	34	7,451,180.78	4.60	7.718	219,152.38	700	75.33
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	537	$71,833,145.80	44.38%	8.548%	$133,767.50	668	82.35%
Limited Documentation	505	40,087,623.46	24.77	8.433	79,381.43	651	77.60
Full Documentation	283	28,974,204.49	17.90	8.719	102,382.35	659	78.22
Alternative	149	12,219,089.64	7.55	9.414	82,007.31	610	85.23
No Income Verified	35	8,581,844.43	5.30	8.890	245,195.56	671	78.57
No Assets Verified	1	162,815.93	0.10	6.750	162,815.93	581	93.04
Total:	1,510	$161,858,723.75	100.00%	8.632%	$107,191.21	657	80.46%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1 YR CMT	10	$1,991,444.73	38.98%	8.154%	$199,144.47	616	83.75%
6 MO LIBOR	6	1,218,847.73	23.86	8.414	203,141.29	697	80.23
1 YR LIBOR	4	1,898,146.36	37.16	6.687	474,536.59	724	80.45
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
6	6	$1,218,847.73	23.86%	8.414%	$203,141.29	697	80.23%
12	14	3,889,591.09	76.14	7.438	277,827.94	669	82.14
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 2.000	1	$571,422.96	11.19%	6.750%	$571,422.96	775	89.99%
2.001 - 3.000	18	4,295,288.63	84.08	7.782	238,627.15	664	80.68
3.001 - 3.250	1	241,727.23	4.73	7.875	241,727.23	643	79.78
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 1 Mortgage Loans are approximately 1.875% and 3.250%, respectively, and the weighted average is approximately 2.539%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
11.125 - 11.999	5	$2,820,501.18	55.21%	6.574%	$564,100.24	696	78.75%
12.000 - 12.999	2	447,946.17	8.77	7.875	223,973.09	681	79.56
13.000 - 13.999	2	499,250.00	9.77	8.250	249,625.00	713	74.99
14.000 - 14.999	7	877,374.45	17.18	9.252	125,339.21	631	89.93
15.000 - 15.999	3	296,471.28	5.80	10.274	98,823.76	579	92.23
17.000 - 17.990	1	166,895.74	3.27	10.990	166,895.74	613	94.83
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Maximum Rate are approximately 11.125% and 17.990%, respectively, and the weighted average is approximately 12.772%.

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1.875 - 1.999	1	$571,422.96	11.19%	6.750%	$571,422.96	775	89.99%
2.000 - 2.999	6	2,637,697.16	51.63	6.771	439,616.19	680	76.04
3.000 - 3.999	12	1,732,422.96	33.91	9.025	144,368.58	643	86.26
10.000 - 10.999	1	166,895.74	3.27	10.990	166,895.74	613	94.83
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 1 Mortgage Loans with a Minimum Rate are approximately 1.875% and 10.999%, respectively, and the weighted average is approximately 2.898%.

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
66 - 72	11	$1,769,087.63	34.63%	8.532%	$160,826.15	675	90.72%
73 - 78	5	1,455,228.79	28.49	7.497	291,045.76	733	79.93
79 - 84	1	182,400.00	3.57	8.500	182,400.00	679	74.15
85 - 115	3	1,701,722.40	33.31	6.836	567,240.80	627	74.59
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 1 Mortgage Loans are approximately 66 months and 115 months, respectively, and the weighted average is approximately 86 months.

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3.000 - 3.249	1	$166,895.74	3.27%	10.990%	$166,895.74	613	94.83%
5.000 - 5.249	18	4,759,143.08	93.16	7.523	264,396.84	678	81.51
5.300 - 6.000	1	182,400.00	3.57	8.500	182,400.00	679	74.15
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Initial Periodic Caps are approximately 3.000% and 6.000%, respectively, and the weighted average is approximately 4.970%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 1.249	4	$869,551.99	17.02%	7.902%	$217,388.00	716	78.70%
1.500 - 1.749	1	166,895.74	3.27	10.990	166,895.74	613	94.83
1.800 - 2.000	15	4,071,991.09	79.71	7.486	271,466.07	669	81.78
Total:	20	$5,108,438.82	100.00%	7.671%	$255,421.94	675	81.68%

The minimum and the maximum Periodic Caps of the Adjustable Rate Pool 1 Mortgage Loans with Periodic Caps are approximately 1.000% and 2.000%, respectively, and the weighted average is approximately 1.813%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 2 Mortgage Loan Characteristics

Pool 2 Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance	$223,190,226
Aggregate Original Principal Balance	$242,457,576
Number of Mortgage Loans	1,381
	Minimum	Maximum	Average (1)
Original Principal Balance	$13,500	$2,800,000	$175,567
Outstanding Principal Balance	$3,944	$2,800,000	$161,615
	Minimum	Maximum	Weighted Average (2)
Original Term (months)	24	480	356
Remaining Term (months)	13	479	328
Loan Age (months)	0	343	28
Current Interest Rate	1.000%	15.990%	7.735%
Periodic Rate Cap(3)(4)	1.000%	10.000%	1.382%
Gross Margin(3)	0.000%	10.590%	4.372%
Maximum Mortgage Rate(3)(4)	8.500%	23.885%	13.839%
Minimum Mortgage Rate(3)(4)	0.750%	12.600%	5.491%
Months to Next Rate Adjustment(3)	1	59	28
Current Loan-to-Value	2.28%	114.29%	74.01%
Credit Score(4)	503	832	673
	Earliest	Latest
Maturity Date	08/28/2008	06/01/2047
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.24%
		1985	0.08%
	Percent of	1986	0.08%
Loan Type	Mortgage Pool	1987	0.23%
Adjustable-Rate	86.88%	1988	0.07%
Fixed-Rate	13.12%	1989	0.18%
		1990	0.55%
	Percent of	1991	0.44%
Occupancy	Mortgage Pool	1992	0.42%
Owner Occupied	77.92%	1993	0.69%
Investment	15.95%	1994	2.34%
Second Home	6.13%	1995	0.75%
		1996	1.73%
	Percent of	1997	1.35%
Property Type	Mortgage Pool	1998	2.66%
Single Family	64.57%	1999	0.18%
PUD	20.67%	2000	0.29%
Condo	7.40%	2001	1.61%
2 to 4 Family	5.75%	2002	5.99%
Single Family (Other)(5)	1.61%	2003	0.89%
		2004	0.50%
		2005	3.81%
		2006	31.42%
		2007	43.49%
		Loan Purpose	Percent of Mortgage Pool
		Purchase	52.70%
		Refinance With Cash Out	29.21%
		Refinance No Cash Out	18.09%

(1) Sum of Principal Balance divided by total number of loans.
(2) Weighted by Outstanding Principal Balance.
(3) Adjustable Rate Mortgage loans only.
(4) Minimum, Maximum and Weighting only for loans with values.
(5) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 2 Mortgage Loan Characteristics (Cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	61.13%	1.21%	37.66%	100.00%
Fixed	18.83%	17.35%	3.70%	13.12%
ARM	81.17%	82.65%	96.30%	86.88%
Current Balance	$136,434,218	$2,700,057	$84,055,951	$223,190,226
No. of Loans	924	16	441	1,381
Average Current Balance	$147,656	$168,754	$190,603	$161,615
% => $200K	67.55%	54.18%	64.33%	66.17%
% => $500K	19.34%	0.00%	15.75%	17.75%
WAC	7.176%	8.101%	8.632%	7.735%
WAM	320	342	340	328
WA AGE	35	18	18	28
WA OTERM	354	360	358	356
Balloon	9.27%	0.00%	22.09%	13.98%
Fully Amortizing	90.73%	100.00%	77.91%	86.02%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	712	633	607	673
FICO (%) below 640	0.00%	78.25%	86.81%	33.64%
WA Current LTV	73.43%	92.20%	74.36%	74.01%
WA MARGIN	3.971%	3.780%	4.938%	4.372%
WA Lifetime Cap (non-zero)	13.297%	14.284%	14.586%	13.839%
WA MTR	31	44	23	28
Property Type:
Single Family	60.39%	84.55%	70.70%	64.57%
PUD	24.61%	5.91%	14.74%	20.67%
Condo	6.59%	9.54%	8.64%	7.40%
2-4 Family	6.64%	0.00%	4.49%	5.75%
Single Family (Other) (1)	1.76%	0.00%	1.42%	1.61%
Occupancy Status:
Owner Occupied	73.47%	76.59%	85.20%	77.92%
Investment	20.71%	19.65%	8.11%	15.95%
Second Home	5.82%	3.76%	6.69%	6.13%
Loan Purpose:
Purchase	56.12%	94.94%	45.78%	52.70%
Refinance With Cash Out	21.07%	0.00%	43.37%	29.21%
Refinance No Cash Out	22.82%	5.06%	10.85%	18.09%
Rehabilitation	0.00%	0.00%	0.00%	0.00%
Insurance:
Conventional Insured	11.95%	100.00%	0.00%	8.51%
Non-MI	88.05%	0.00%	100.00%	91.49%
Top States:
California	27.55%	35.23%	29.55%	28.39%
Florida	12.05%	8.10%	12.71%	12.25%
Georgia	7.36%	6.80%	3.56%	5.93%
Arizona	4.83%	0.00%	6.63%	5.45%
Other	48.21%	49.86%	47.54%	47.98%
Delinquency Status:
Current	94.21%	100.00%	93.87%	94.15%
1 Month Delinquent	5.79%	0.00%	6.13%	5.85%
(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 2 Mortgage Loan Characteristics (cont.)
Index:(1)	A/Alt A	Insured	Subprime	Total
1 MO LIBOR	0.91%	0.00%	0.31%	0.65%
1 YR CMT	12.35%	6.12%	6.81%	9.96%
1 YR LIBOR	2.04%	6.08%	1.25%	1.76%
3 MO CMT	0.04%	0.00%	0.00%	0.02%
3 YR CMT	1.22%	0.00%	0.56%	0.93%
5 YR CMT	0.32%	0.00%	0.09%	0.22%
6 MO CMT	0.03%	0.00%	0.02%	0.02%
6 MO LIBOR	82.30%	87.80%	86.41%	84.08%
COFI	0.29%	0.00%	0.34%	0.31%
PRIME	0.52%	0.00%	4.22%	2.06%

(1) Adjustable Rate Mortgage loans only.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Pool 2 Mortgage Loan Characteristics
As of the Cut-off Date

Original Principal Balances ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
13,500.00 - 49,999.99	252	$4,706,036.86	2.11%	4.702%	$18,674.75	742	30.83%
50,000.00 - 99,999.99	302	16,102,545.41	7.21	6.393	53,319.69	697	58.58
100,000.00 - 149,999.99	237	24,970,034.40	11.19	7.616	105,358.79	676	69.23
150,000.00 - 199,999.99	159	25,738,491.78	11.53	8.302	161,877.31	649	75.12
200,000.00 - 249,999.99	119	26,007,324.83	11.65	8.289	218,548.95	650	76.10
250,000.00 - 299,999.99	95	25,318,554.70	11.34	7.917	266,511.10	678	80.67
300,000.00 - 349,999.99	62	19,585,287.19	8.78	7.961	315,891.73	680	80.37
350,000.00 - 399,999.99	41	15,016,937.78	6.73	7.787	366,266.78	662	78.93
400,000.00 - 449,999.99	37	15,461,391.77	6.93	7.597	417,875.45	658	80.98
450,000.00 - 499,999.99	22	10,325,122.22	4.63	7.444	469,323.74	676	77.73
500,000.00 - 549,999.99	13	6,824,731.89	3.06	7.573	524,979.38	660	83.57
550,000.00 - 599,999.99	9	5,111,017.09	2.29	8.549	567,890.79	667	78.49
600,000.00 - 649,999.99	7	3,887,573.35	1.74	7.884	555,367.62	708	71.44
650,000.00 - 699,999.99	5	3,227,481.11	1.45	8.143	645,496.22	703	65.44
700,000.00 - 749,999.99	6	4,206,952.31	1.88	8.189	701,158.72	663	75.78
750,000.00 - 799,999.99	4	2,822,130.44	1.26	6.879	705,532.61	673	58.98
800,000.00 - 849,999.99	1	65,053.22	0.03	7.625	65,053.22	799	2.28
900,000.00 - 949,999.99	2	1,805,478.72	0.81	9.335	902,739.36	724	77.34
950,000.00 - 2,800,000.00	8	12,008,080.77	5.38	7.564	1,501,010.10	698	70.51
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Original Principal Balances of the Pool 2 Mortgage Loans are approximately $13,500 and $2,800,000 respectively, and the average is approximately $175,567.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Principal Balance ($)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3,944.16 - 49,999.99	415	$10,569,118.51	4.74%	4.650%	$25,467.76	743	35.70%
50,000.00 - 99,999.99	235	17,319,960.62	7.76	6.294	73,701.96	700	58.85
100,000.00 - 149,999.99	173	21,342,430.38	9.56	8.355	123,366.65	655	75.16
150,000.00 - 199,999.99	152	26,264,596.53	11.77	8.217	172,793.40	653	74.29
200,000.00 - 249,999.99	105	23,587,525.43	10.57	8.402	224,643.10	648	77.34
250,000.00 - 299,999.99	97	26,609,739.91	11.92	7.934	274,327.22	680	80.62
300,000.00 - 349,999.99	55	17,875,816.55	8.01	8.054	325,014.85	676	80.93
350,000.00 - 399,999.99	40	15,117,710.35	6.77	7.967	377,942.76	659	80.65
400,000.00 - 449,999.99	34	14,431,996.23	6.47	7.557	424,470.48	656	81.22
450,000.00 - 499,999.99	22	10,447,497.37	4.68	7.602	474,886.24	672	80.02
500,000.00 - 549,999.99	14	7,361,932.26	3.30	7.614	525,852.30	659	82.91
550,000.00 - 599,999.99	12	6,920,424.68	3.10	8.113	576,702.06	697	74.27
600,000.00 - 649,999.99	5	3,075,111.05	1.38	7.562	615,022.21	704	62.53
650,000.00 - 699,999.99	5	3,372,643.09	1.51	7.680	674,528.62	697	71.48
700,000.00 - 749,999.99	5	3,563,913.39	1.60	8.792	712,782.68	625	74.16
750,000.00 - 799,999.99	2	1,516,250.00	0.68	7.675	758,125.00	626	75.56
850,000.00 - 899,999.99	1	883,978.72	0.40	7.625	883,978.72	729	58.93
900,000.00 - 949,999.99	1	921,500.00	0.41	10.975	921,500.00	720	95.00
950,000.00 - 999,999.99	1	968,057.98	0.43	9.575	968,057.98	781	94.91
1,200,000.00 - 1,249,999.99	1	1,200,000.00	0.54	11.490	1,200,000.00	652	54.55
1,300,000.00 - 1,349,999.99	4	5,315,163.17	2.38	6.836	1,328,790.79	707	72.46
1,700,000.00 - 1,749,999.99	1	1,724,859.62	0.77	5.850	1,724,859.62	756	62.72
2,000,000.00 - 2,800,000.00	1	2,800,000.00	1.25	7.625	2,800,000.00	635	70.00
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Current Principal Balances of the Pool 2 Mortgage Loans are approximately $3,944 and $2,800,000, respectively, and the average is approximately $161,615.

Current Interest Rate (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1.000 - 3.999	244	$12,116,269.40	5.43%	3.531%	$49,656.84	759	47.93%
4.000 - 4.999	229	11,505,915.64	5.16	4.060	50,244.17	755	39.81
5.000 - 5.999	94	14,670,115.49	6.57	5.491	156,065.06	706	74.45
6.000 - 6.999	112	25,865,073.85	11.59	6.510	230,938.16	676	74.40
7.000 - 7.999	231	59,814,665.89	26.80	7.515	258,937.95	668	75.04
8.000 - 8.999	193	44,838,323.61	20.09	8.430	232,322.92	662	81.51
9.000 - 9.999	144	30,420,878.92	13.63	9.527	211,256.10	658	86.73
10.000 - 10.999	56	10,639,141.20	4.77	10.629	189,984.66	636	79.45
11.000 - 11.999	52	8,867,488.03	3.97	11.654	170,528.62	607	66.57
12.000 - 12.999	24	4,222,353.81	1.89	12.028	175,931.41	587	54.49
14.000 - 14.999	1	80,000.00	0.04	14.250	80,000.00	701	114.29
15.000 - 15.990	1	150,000.00	0.07	15.990	150,000.00	555	41.67
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Current Interest Rates of the Pool 2 Mortgage Loans are approximately 1.000 % and 15.990%, respectively, and the weighted average is approximately 7.735%. The Mortgage Rates shown for approximately 17 Mortgage Loans in Pool 2, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Credit Score	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
NA	37	$4,179,731.29	1.87%	7.793%	$112,965.71	NA	65.50%
503 - 520	1	209,866.40	0.09	9.050	209,866.40	503	51.19
521 - 540	7	1,130,819.57	0.51	9.974	161,545.65	533	66.44
541 - 560	39	7,376,191.94	3.30	9.241	189,133.13	552	72.83
561 - 580	68	12,135,821.62	5.44	9.298	178,467.97	571	69.48
581 - 600	70	14,006,625.69	6.28	8.666	200,094.65	590	76.25
601 - 620	85	16,254,659.98	7.28	8.717	191,231.29	611	76.17
621 - 640	114	24,899,014.50	11.16	8.256	218,412.41	631	78.09
641 - 660	133	30,781,408.33	13.79	7.937	231,439.16	650	77.52
661 - 680	107	22,143,424.36	9.92	7.858	206,947.89	671	79.74
681 - 700	92	17,364,602.72	7.78	7.449	188,745.68	691	75.84
701 - 720	82	13,302,897.80	5.96	7.839	162,230.46	712	77.84
721 - 740	90	14,518,963.37	6.51	7.260	161,321.82	729	74.44
741 - 760	99	16,382,631.92	7.34	6.944	165,481.13	752	72.68
761 - 780	102	9,630,516.02	4.31	6.303	94,416.82	771	71.65
781 - 800	125	12,088,318.39	5.42	5.586	96,706.55	790	59.29
801 - 820	115	6,301,243.04	2.82	4.722	54,793.42	810	51.15
821 - 832	15	483,488.90	0.22	4.110	32,232.59	824	47.77
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Credit Scores of the Pool 2 Mortgage Loans with Credit Scores are approximately 503 and 832, respectively, and the weighted average is approximately 673.

Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
3.64 - 10.00	40	$676,403.84	0.30%	3.857%	$16,910.10	765	4.83%
10.01 - 20.00	77	1,928,690.36	0.86	4.327	25,047.93	766	11.14
20.01 - 30.00	46	3,024,771.00	1.36	6.193	65,755.89	718	20.91
30.01 - 40.00	59	4,701,350.16	2.11	5.744	79,683.90	726	27.72
40.01 - 50.00	76	8,501,231.84	3.81	8.474	111,858.31	649	42.41
50.01 - 60.00	93	13,116,550.95	5.88	8.769	141,038.18	650	52.06
60.01 - 70.00	124	24,736,538.71	11.08	7.942	199,488.22	654	63.24
70.01 - 80.00	418	96,048,775.20	43.03	7.488	229,781.76	667	77.55
80.01 - 90.00	165	27,460,695.12	12.30	7.774	166,428.46	663	82.85
90.01 - 95.00	108	22,046,514.16	9.88	8.513	204,134.39	707	92.13
95.01 - 100.00	164	19,840,642.86	8.89	7.928	120,979.53	691	91.92
100.01 - 105.00	3	342,842.43	0.15	8.091	114,280.81	599	95.11
105.01 - 110.00	2	79,704.75	0.04	4.480	39,852.38	657	85.14
110.01 - 115.00	2	286,580.15	0.13	9.709	143,290.08	663	112.39
115.01 - 120.00	2	334,009.81	0.15	6.966	167,004.91	782	109.69
120.01 - 124.05	2	64,924.50	0.03	5.180	32,462.25	744	89.08
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 3.64% and 124.05%, respectively, and the weighted average is approximately 77.07%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Current Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
2.28 - 10.00	106	$1,948,200.23	0.87%	4.032%	$18,379.25	776	6.56%
10.01 - 20.00	83	2,908,179.78	1.30	4.194	35,038.31	762	15.36
20.01 - 30.00	96	6,168,154.25	2.76	5.735	64,251.61	733	26.38
30.01 - 40.00	98	5,986,304.04	2.68	5.408	61,084.74	730	35.24
40.01 - 50.00	114	10,656,826.03	4.77	7.658	93,480.93	665	45.71
50.01 - 60.00	99	16,841,639.45	7.55	8.538	170,117.57	659	56.04
60.01 - 70.00	121	23,974,391.46	10.74	7.753	198,135.47	659	66.62
70.01 - 80.00	362	86,541,218.04	38.77	7.463	239,064.14	662	78.73
80.01 - 90.00	144	30,619,635.70	13.72	7.957	212,636.36	665	85.31
90.01 - 95.00	81	21,775,161.22	9.76	8.883	268,829.15	701	94.37
95.01 - 100.00	72	14,870,046.77	6.66	9.205	206,528.43	672	99.62
100.01 - 105.00	1	279,878.91	0.13	8.990	279,878.91	572	102.52
105.01 - 110.00	2	334,009.81	0.15	6.966	167,004.91	782	109.69
110.01 - 114.29	2	286,580.15	0.13	9.709	143,290.08	663	112.39
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Current Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 2.28% and 114.29%, respectively, and the weighted average is approximately 74.01%.

Combined Original Loan-to-Value Ratio (%)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
54.78 - 60.00	2	$514,013.45	0.75%	11.461%	$257,006.73	568	50.26%
60.01 - 70.00	1	650,000.00	0.95	8.125	650,000.00	609	63.25
80.01 - 90.00	23	8,794,177.21	12.80	7.271	382,355.53	701	71.87
90.01 - 95.00	21	5,725,585.78	8.33	7.432	272,646.94	660	78.69
95.01 - 100.00	195	51,096,055.67	74.36	7.443	262,031.05	663	79.72
100.01 - 105.00	7	1,338,036.26	1.95	5.992	191,148.04	686	82.14
105.01 - 110.00	1	143,678.97	0.21	7.525	143,678.97	654	84.52
110.01 - 114.73	2	457,470.77	0.67	6.023	228,735.39	630	74.36
Total:	252	$68,719,018.11	100.00%	7.419%	$272,694.52	667	78.27%

The minimum and the maximum Combined Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans with known silent seconds at origination are approximately 54.78% and 114.73%, respectively, and the weighted average is approximately 97.27%.

Delinquency Status (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Current	1,325	$210,137,096.17	94.15%	7.717%	$158,594.03	672	74.05%
1 Month Delinquent	56	13,053,129.67	5.85	8.035	233,091.60	686	73.38
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 30-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,141	$175,617,155.07	78.68%	7.637%	$153,915.12	674	73.37%
1	138	31,497,442.02	14.11	8.012	228,242.33	679	77.21
2	41	7,712,513.36	3.46	8.112	188,110.08	632	77.40
3	16	3,146,180.65	1.41	8.302	196,636.29	671	80.35
4	8	785,093.38	0.35	6.657	98,136.67	623	66.85
5	13	1,584,393.01	0.71	8.491	121,876.39	626	78.62
6	11	1,389,121.75	0.62	9.490	126,283.80	603	62.04
7	2	200,283.80	0.09	12.065	100,141.90	594	57.67
8	6	728,065.52	0.33	8.409	121,344.25	691	60.99
9	3	427,446.17	0.19	7.105	142,482.06	673	58.96
10	1	63,126.39	0.03	8.125	63,126.39	NA	76.06
11	1	39,404.72	0.02	7.625	39,404.72	NA	47.36
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Number of 60-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,339	$217,435,437.02	97.42%	7.711%	$162,386.44	673	74.07%
1	16	2,678,611.53	1.20	8.473	167,413.22	668	83.43
2	9	952,756.94	0.43	9.001	105,861.88	610	65.50
3	5	671,770.40	0.30	9.232	134,354.08	584	56.98
4	6	996,761.02	0.45	8.546	166,126.84	663	63.73
5	2	184,013.57	0.08	9.767	92,006.79	598	68.72
6	1	157,383.03	0.07	6.290	157,383.03	690	53.90
7	3	113,492.33	0.05	9.686	37,830.78	588	40.77
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Number of 90-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,362	$220,998,088.96	99.02%	7.726%	$162,259.98	673	74.14%
1	10	1,348,021.50	0.60	8.859	134,802.15	637	57.83
2	1	113,350.02	0.05	8.850	113,350.02	653	79.27
3	4	475,073.03	0.21	7.201	118,768.26	670	72.47
4	2	161,686.66	0.07	11.636	80,843.33	599	62.16
5	1	39,404.72	0.02	7.625	39,404.72	NA	47.36
6	1	54,600.95	0.02	10.125	54,600.95	NA	22.75
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Number of 120-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,372	$222,346,110.46	99.62%	7.733%	$162,059.85	673	74.04%
1	3	312,546.62	0.14	6.895	104,182.21	663	69.05
2	2	275,876.43	0.12	8.224	137,938.22	670	79.13
3	3	201,091.38	0.09	10.850	67,030.46	599	59.26
5	1	54,600.95	0.02	10.125	54,600.95	NA	22.75
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Number of 150-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,375	$222,658,657.08	99.76%	7.731%	$161,933.57	673	74.03%
1	3	315,281.15	0.14	8.149	105,093.72	670	75.16
2	2	161,686.66	0.07	11.636	80,843.33	599	62.16
4	1	54,600.95	0.02	10.125	54,600.95	NA	22.75
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Number of 180-Day Delinquencies (as of the Delinquency Determination Date)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0	1,378	$222,973,938.23	99.90%	7.732%	$161,809.82	673	74.03%
1	2	161,686.66	0.07	11.636	80,843.33	599	62.16
3	1	54,600.95	0.02	10.125	54,600.95	NA	22.75
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Original Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
24 - 59	2	$304,380.77	0.14%	3.027%	$152,190.39	716	43.53%
60 - 119	3	168,328.50	0.08	5.614	56,109.50	694	52.09
120 - 179	10	804,446.69	0.36	6.055	80,444.67	693	86.93
180 - 239	59	2,382,030.91	1.07	4.924	40,373.41	738	45.78
240 - 299	95	3,385,420.69	1.52	5.064	35,636.01	744	42.12
300 - 359	240	13,130,829.98	5.88	4.030	54,711.79	757	42.49
360 - 419	962	200,886,470.28	90.01	8.062	208,821.69	665	76.97
420 - 480	10	2,128,318.02	0.95	8.689	212,831.80	660	72.59
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Original Terms to Maturity of the Pool 2 Mortgage Loans are approximately 24 months and 480 months, respectively, and the weighted average is approximately 356 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Remaining Term to Maturity (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
13 - 60	32	$831,808.80	0.37%	4.389%	$25,994.03	715	35.84%
61 - 120	133	4,045,750.42	1.81	5.769	30,419.18	730	37.16
121 - 180	109	6,510,457.64	2.92	4.614	59,728.97	742	46.55
181 - 240	243	12,542,674.42	5.62	4.260	51,615.94	752	41.41
241 - 300	139	20,957,256.91	9.39	6.612	150,771.63	713	64.22
301 - 360	715	176,173,959.63	78.93	8.281	246,397.15	659	79.55
361 - 479	10	2,128,318.02	0.95	8.689	212,831.80	660	72.59
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Remaining Terms to Maturity of the Pool 2 Mortgage Loans are approximately 13 month and 479 months, respectively, and the weighted average is approximately 328 months.

Seasoning (months)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
0 - 5	377	$95,994,041.72	43.01%	8.477%	$254,626.11	659	79.13%
6 - 11	278	63,466,103.52	28.44	8.274	228,295.34	655	80.03
12 - 17	38	7,870,896.80	3.53	7.949	207,128.86	654	77.89
18 - 23	27	7,508,867.10	3.36	7.015	278,106.19	669	82.98
24 - 29	9	990,629.83	0.44	7.504	110,069.98	615	78.59
30 - 35	7	948,777.92	0.43	6.537	135,539.70	631	81.82
36 - 41	1	211,026.53	0.09	5.000	211,026.53	808	66.99
42 - 47	8	3,362,353.07	1.51	5.578	420,294.13	755	69.50
48 - 53	4	457,535.25	0.20	5.865	114,383.81	605	87.19
54 - 59	4	639,133.96	0.29	6.592	159,783.49	704	56.39
60 - 119	172	22,296,791.60	9.99	6.503	129,632.51	715	63.17
120 - 179	349	15,125,456.99	6.78	4.229	43,339.42	754	37.11
180 - 239	64	3,214,038.59	1.44	5.000	50,219.35	740	36.45
240 - 299	41	1,077,350.98	0.48	6.285	26,276.85	720	37.77
300 - 343	2	27,221.98	0.01	6.331	13,610.99	656	18.69
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

The minimum and the maximum Seasoning of the Pool 2 Mortgage Loans are approximately 0 months and 343 months, respectively, and the weighted average is approximately 28 months.

Original Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
24 - 25	20	$4,676,333.45	5.85%	10.344%	$233,816.67	611	65.17%
32 - 37	10	2,454,458.58	3.07	9.781	245,445.86	593	61.31
56 - 61	58	16,482,587.93	20.62	8.393	284,182.55	645	78.04
80 - 85	1	148,776.19	0.19	7.875	148,776.19	649	79.99
116 - 121	176	53,359,303.35	66.76	7.535	303,177.86	680	79.76
182 - 240	1	2,800,000.00	3.50	7.625	2,800,000.00	635	70.00
Total:	266	$79,921,459.50	100.00%	7.950%	$300,456.61	665	77.64%

The minimum and the maximum Original Interest Only Terms of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 24 months and 240 months, respectively, and the weighted average is approximately 104 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Remaining Interest Only Term (months) for the Interest Only Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Expired Interest Only Term	2	$600,736.81	0.75%	8.125%	$300,368.41	707	78.14%
4 - 6	1	291,827.19	0.37	7.550	291,827.19	778	79.87
13 - 18	8	1,982,960.32	2.48	9.742	247,870.04	605	70.62
19 - 24	12	2,792,545.94	3.49	10.708	232,712.16	597	62.55
25 - 30	2	534,000.00	0.67	7.365	267,000.00	587	65.02
31 - 36	7	1,529,458.58	1.91	11.132	218,494.08	594	53.96
37 - 42	4	1,008,260.00	1.26	6.595	252,065.00	709	84.74
43 - 48	1	245,600.00	0.31	8.375	245,600.00	668	80.00
49 - 54	22	5,080,325.33	6.36	7.828	230,923.88	630	79.93
55 - 60	33	10,682,451.82	13.37	8.746	323,710.66	646	75.35
79 - 84	1	148,776.19	0.19	7.875	148,776.19	649	79.99
97 - 102	3	733,109.51	0.92	6.165	244,369.84	629	81.65
103 - 108	6	1,773,430.54	2.22	7.082	295,571.76	685	79.94
109 - 114	50	15,505,386.09	19.40	7.993	310,107.72	684	79.80
115 - 120	113	34,212,591.18	42.81	7.385	302,766.29	680	80.09
121 - 177	1	2,800,000.00	3.50	7.625	2,800,000.00	635	70.00
Total:	266	$79,921,459.50	100.00%	7.950%	$300,456.61	665	77.64%

The minimum and the maximum Remaining Interest Only Term of the Pool 2 Mortgage Loans with Interest Only Terms are approximately 4 months and 177 months, respectively, and the weighted average is approximately 95 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Geographic Distribution (Jurisdiction)	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Alabama	20	$1,233,632.19	0.55%	5.413%	$61,681.61	700	65.63%
Alaska	4	305,503.34	0.14	3.923	76,375.84	749	49.93
Arizona	54	12,158,084.41	5.45	8.081	225,149.71	651	79.06
Arkansas	2	58,901.16	0.03	3.911	29,450.58	621	82.23
California	305	63,372,550.97	28.39	7.609	207,778.86	671	71.94
Colorado	16	3,845,965.01	1.72	7.852	240,372.81	699	81.60
Connecticut	5	865,580.54	0.39	7.823	173,116.11	624	83.39
Delaware	1	262,089.79	0.12	9.800	262,089.79	570	69.89
District Of Columbia	2	308,954.92	0.14	11.686	154,477.46	604	50.52
Florida	177	27,350,570.27	12.25	8.194	154,523.00	664	73.85
Georgia	93	13,224,271.15	5.93	7.603	142,196.46	695	78.24
Hawaii	1	1,301,020.13	0.58	7.625	1,301,020.13	700	56.57
Idaho	4	398,655.02	0.18	6.964	99,663.76	688	74.41
Illinois	46	8,187,717.09	3.67	6.957	177,993.85	710	78.96
Indiana	9	978,571.05	0.44	7.670	108,730.12	727	77.51
Iowa	4	310,699.63	0.14	7.211	77,674.91	678	73.00
Kansas	1	11,070.17	0.00	4.000	11,070.17	713	22.41
Kentucky	8	599,243.85	0.27	6.352	74,905.48	703	70.47
Louisiana	79	3,086,672.67	1.38	6.685	39,071.81	691	54.51
Maine	1	107,491.80	0.05	7.300	107,491.80	634	79.62
Maryland	21	6,296,204.24	2.82	7.604	299,819.25	639	79.50
Massachusetts	10	2,469,330.22	1.11	7.812	246,933.02	644	85.92
Michigan	14	1,468,485.53	0.66	8.733	104,891.82	655	77.00
Minnesota	47	7,319,137.32	3.28	6.962	155,726.33	713	69.46
Mississippi	20	940,147.47	0.42	6.362	47,007.37	654	65.85
Missouri	7	731,396.67	0.33	8.715	104,485.24	684	82.36
Montana	3	149,749.42	0.07	7.623	49,916.47	654	78.31
Nevada	38	10,336,363.11	4.63	7.784	272,009.56	657	80.57
New Hampshire	5	691,389.90	0.31	8.003	138,277.98	639	84.33
New Jersey	38	7,146,879.22	3.20	9.532	188,075.77	627	66.49
New Mexico	4	394,075.64	0.18	9.274	98,518.91	608	76.36
New York	20	4,674,239.77	2.09	9.588	233,711.99	636	74.49
North Carolina	23	3,465,928.73	1.55	7.395	150,692.55	691	72.48
North Dakota	4	265,301.11	0.12	3.948	66,325.28	788	35.02
Ohio	16	1,469,246.08	0.66	8.390	91,827.88	667	79.06
Oklahoma	3	116,040.40	0.05	9.527	38,680.13	603	67.69
Oregon	22	4,027,505.12	1.80	7.271	183,068.41	691	73.18
Pennsylvania	33	2,303,246.76	1.03	7.244	69,795.36	660	71.74
Rhode Island	4	736,494.42	0.33	8.767	184,123.61	613	79.38
South Carolina	17	1,472,591.57	0.66	7.397	86,623.03	688	63.91
South Dakota	4	532,615.86	0.24	6.918	133,153.97	669	74.14
Tennessee	15	1,164,226.46	0.52	6.635	77,615.10	693	69.28
Texas	74	10,057,575.76	4.51	7.341	135,913.19	700	75.18
Utah	12	3,558,627.80	1.59	8.664	296,552.32	725	87.87
Vermont	1	17,113.20	0.01	3.813	17,113.20	644	28.52
Virgin Islands	8	645,551.07	0.29	4.000	80,693.88	736	27.98
Virginia	26	5,788,941.31	2.59	8.164	222,651.59	648	75.00
Washington	41	5,539,396.46	2.48	7.030	135,107.23	673	73.45
West Virginia	10	873,496.73	0.39	5.912	87,349.67	690	65.40
Wisconsin	9	571,683.33	0.26	8.520	63,520.37	627	69.38
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

No more than approximately 1.25% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Loan Purpose	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Purchase	546	$117,611,568.00	52.70%	7.842%	$215,405.80	675	82.40%
Refinance With Cash Out	295	65,193,897.68	29.21	8.705	220,996.26	644	69.60
Refinance No Cash Out	540	40,384,760.16	18.09	5.861	74,786.59	712	56.68
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Amortization Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Fully Amortizing	1,249	$191,980,794.41	86.02%	7.661%	$153,707.60	679	72.92%
Balloon	132	31,209,431.43	13.98	8.193	236,435.09	634	80.72
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Adjustment Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Adjustable-Rate	887	$193,915,491.92	86.88%	8.286%	$218,619.49	661	77.48%
Fixed-Rate	494	29,274,733.92	13.12	4.088	59,260.59	750	51.00
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Loan Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Conventional Uninsured	1,300	$203,920,495.18	91.37%	7.631%	$156,861.92	669	72.19%
Conventional Insured	79	18,999,208.82	8.51	8.885	240,496.31	711	93.31
Uninsured FHA	2	270,521.84	0.12	5.785	135,260.92	635	92.42
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Property Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Single Family	1,046	$144,111,832.79	64.57%	7.612%	$137,774.22	671	71.35%
PUD	174	46,135,041.32	20.67	7.547	265,143.92	677	80.97
Condo	91	16,516,190.62	7.40	8.774	181,496.60	657	76.66
2 to 4 Family	49	12,830,681.90	5.75	8.572	261,850.65	692	76.90
Single Family (Other)(1)	21	3,596,479.21	1.61	7.338	171,260.91	681	68.72
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

(1) Single Family (Other) includes the following property types: Co-op, Duplex, Land, and Town House/Row House.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Occupancy Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Owner Occupied	1,073	$173,917,152.56	77.92%	7.596%	$162,084.95	667	73.42%
Investment	266	35,601,180.67	15.95	8.249	133,839.03	699	75.96
Second Home	42	13,671,892.61	6.13	8.170	325,521.25	673	76.40
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Documentation Type	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
Stated Documentation	430	$105,364,892.53	47.21%	8.341%	$245,034.63	659	76.81%
Full Documentation	605	50,144,925.90	22.47	6.184	82,884.18	701	63.62
Limited Documentation	235	42,649,931.19	19.11	7.702	181,489.07	672	76.25
Alternative	69	12,600,603.65	5.65	8.181	182,617.44	658	74.52
No Income Verified	40	12,347,500.28	5.53	8.523	308,687.51	697	84.08
No Assets Verified	2	82,372.29	0.04	7.865	41,186.15	684	75.55
Total:	1,381	$223,190,225.84	100.00%	7.735%	$161,614.94	673	74.01%

Index Type for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
6 MO LIBOR	648	$163,037,540.14	84.08%	8.357%	$251,601.14	656	79.05%
1 YR CMT	95	19,318,486.68	9.96	7.786	203,352.49	700	73.94
3 YR CMT	64	1,809,672.81	0.93	5.819	28,276.14	722	42.50
PRIME	34	3,987,141.43	2.06	10.766	117,268.87	595	59.12
1 YR LIBOR	13	3,403,903.24	1.76	6.443	261,838.71	694	70.68
5 YR CMT	12	425,448.89	0.22	6.609	35,454.07	697	54.11
COFI	11	595,402.69	0.31	6.706	54,127.52	677	39.21
1 MO LIBOR	6	1,251,465.58	0.65	8.865	208,577.60	695	85.15
6 MO CMT	3	45,676.98	0.02	8.215	15,225.66	763	32.92
3 MO CMT	1	40,753.48	0.02	7.375	40,753.48	832	33.96
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

Rate Adjustment Period (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1	58	$13,921,136.84	7.18%	8.392%	$240,019.60	681	77.27%
3	1	40,753.48	0.02	7.375	40,753.48	832	33.96
6	652	162,897,796.63	84.00	8.367	249,843.25	656	79.12
12	98	14,788,368.51	7.63	7.650	150,901.72	693	64.91
36	68	1,880,018.72	0.97	5.858	27,647.33	721	41.96
60	10	387,417.74	0.20	6.636	38,741.77	698	55.76
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Gross Margin (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Margin	2	$41,720.70	0.02%	4.214%	$20,860.35	805	32.19%
0.750 - 1.000	19	564,253.56	0.29	6.701	29,697.56	681	31.69
1.001 - 2.000	57	2,551,434.91	1.32	6.728	44,762.02	685	53.67
2.001 - 3.000	271	68,737,809.23	35.45	7.289	253,645.05	689	74.80
3.001 - 4.000	81	19,916,642.35	10.27	8.366	245,884.47	650	75.13
4.001 - 5.000	88	19,473,679.60	10.04	8.671	221,291.81	668	81.12
5.001 - 6.000	134	31,721,861.64	16.36	8.417	236,730.31	648	82.37
6.001 - 7.000	181	40,950,975.91	21.12	9.331	226,248.49	632	78.08
7.001 - 8.000	43	8,457,096.14	4.36	10.010	196,676.65	634	86.03
8.001 - 9.000	8	1,185,796.81	0.61	9.330	148,224.60	642	80.58
9.001 - 10.000	2	164,221.07	0.08	11.963	82,110.54	658	71.72
10.001 - 10.590	1	150,000.00	0.08	15.990	150,000.00	555	41.67
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The minimum and the maximum Gross Margins of the Adjustable Rate Pool 2 Mortgage Loans are approximately 0.000% and 10.590%, respectively, and the weighted average is approximately 4.372%.

Maximum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Maximum Rate	32	$2,886,912.37	1.49%	10.311%	$90,216.01	609	58.09%
8.500 - 8.999	1	153,934.36	0.08	6.000	153,934.36	566	91.15
9.000 - 9.999	36	10,236,208.98	5.28	7.928	284,339.14	689	78.66
10.000 - 10.999	21	6,411,942.62	3.31	6.731	305,330.60	696	79.96
11.000 - 11.999	93	19,080,105.08	9.84	6.446	205,162.42	692	72.89
12.000 - 12.999	139	29,249,497.92	15.08	7.171	210,428.04	679	73.51
13.000 - 13.999	150	40,833,229.38	21.06	7.575	272,221.53	654	75.18
14.000 - 14.999	131	30,048,432.51	15.50	8.379	229,377.35	656	83.57
15.000 - 15.999	140	29,649,453.43	15.29	9.370	211,781.81	666	87.51
16.000 - 16.999	60	11,137,474.10	5.74	10.395	185,624.57	630	81.73
17.000 - 17.999	41	7,645,272.56	3.94	11.300	186,470.06	616	66.77
18.000 - 18.999	33	5,318,358.20	2.74	11.919	161,162.37	589	59.50
19.000 - 19.999	2	166,189.63	0.09	10.323	83,094.82	657	82.56
20.000 - 23.885	8	1,098,480.78	0.57	11.735	137,310.10	576	52.84
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The non-zero minimum and the maximum Maximum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Maximum Rate are approximately 8.500% and 23.885%, respectively, and the weighted average is approximately 13.839%. The Mortgage Rates shown for approximately 17 Adjustable Rate Mortgage Loans in Pool 2, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Minimum Mortgage Rate (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Minimum Rate	2	$41,720.70	0.02%	4.214%	$20,860.35	805	32.19%
0.750 - 0.999	1	8,633.71	0.00	5.440	8,633.71	760	18.72
1.000 - 1.999	41	1,426,749.77	0.74	6.170	34,798.77	714	50.56
2.000 - 2.999	259	60,611,491.05	31.26	7.176	234,021.20	689	73.58
3.000 - 3.999	57	13,330,036.21	6.87	8.121	233,860.28	668	78.57
4.000 - 4.999	41	12,074,113.00	6.23	8.197	294,490.56	679	85.88
5.000 - 5.999	77	17,459,459.26	9.00	9.069	226,746.22	670	81.31
6.000 - 6.999	90	22,678,273.53	11.69	9.030	251,980.82	646	75.39
7.000 - 7.999	98	24,651,877.98	12.71	7.942	251,549.78	640	80.21
8.000 - 8.999	88	18,259,376.36	9.42	8.545	207,492.91	641	79.49
9.000 - 9.999	69	13,017,330.40	6.71	9.590	188,656.96	631	85.64
10.000 - 12.600	64	10,356,429.95	5.34	11.182	161,819.22	601	70.94
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The non-zero minimum and the maximum Minimum Mortgage Rates of the Adjustable Rate Pool 2 Mortgage Loans with a Minimum Rate are approximately 0.750% and 12.600%, respectively, and the weighted average is approximately 5.491%. The Mortgage Rates shown for approximately 17 Adjustable Rate Mortgage Loans in Pool 2, having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275, are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%.

Months to Next Rate Adjustment (months) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
1-6	160	$32,972,031.42	17.00%	7.997%	$206,075.20	682	68.99%
7-12	53	3,372,621.01	1.74	8.769	63,634.36	657	62.47
13 - 18	150	31,926,011.19	16.46	8.501	212,840.07	634	80.42
19 - 24	200	46,162,119.75	23.81	9.220	230,810.60	635	76.66
25 - 30	53	9,657,499.76	4.98	7.979	182,216.98	647	80.26
31 - 36	49	10,127,244.72	5.22	8.695	206,678.46	675	85.47
37 - 42	4	1,003,972.02	0.52	5.555	250,993.01	724	85.25
43 - 48	7	1,901,930.54	0.98	7.304	271,704.36	685	80.11
49 - 54	62	15,915,124.07	8.21	7.684	256,695.55	695	79.48
55 - 59	149	40,876,937.44	21.08	7.576	274,341.86	680	80.48
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The minimum and the maximum Months to Next Rate Adjustment of the Adjustable Rate Pool 2 Mortgage Loans are approximately 1 month and 59 months, respectively, and the weighted average is approximately 28 months.

                                          ABS Syndicate Desk (212) 834-4154

Free Writing Prospectus for BAYV 2007-B

Initial Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Initial Periodic Cap	100	$17,134,476.58	8.84%	8.564%	$171,344.77	673	74.09%
1.000 - 1.249	70	17,783,323.76	9.17	8.730	254,047.48	659	79.54
1.500 - 1.749	68	7,775,403.91	4.01	8.013	114,344.18	646	74.66
2.000 - 2.249	163	32,213,090.55	16.61	8.452	197,626.32	659	71.79
3.000 - 3.249	296	64,166,293.28	33.09	8.704	216,778.02	639	80.92
3.500 - 3.749	1	30,675.92	0.02	7.250	30,675.92	691	43.89
3.750 - 3.999	1	80,000.00	0.04	14.250	80,000.00	701	114.29
4.000 - 4.249	1	101,924.01	0.05	11.500	101,924.01	608	99.57
5.000 - 5.249	104	29,499,900.43	15.21	6.974	283,652.89	691	78.23
6.000 - 6.249	79	24,391,393.27	12.58	7.999	308,751.81	689	77.54
7.000 - 10.000	4	739,010.21	0.38	11.310	184,752.55	569	49.09
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The non-zero minimum and the maximum Initial Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Initial Periodic Caps are approximately 1.000% and 10.000%, respectively, and the weighted average is approximately 3.329%.

Periodic Cap (%) for the Adjustable Rate Mortgage Loans	# of Loans	Current Balance ($)	Pct by Current Balance (%)	Weighted Average Gross Coupon (%)	Average Current Balance ($)	Non-Zero Weighted Average Credit Score	Weighted Average Current LTV (%)
No Periodic Cap	100	$17,134,476.58	8.84%	8.564%	$171,344.77	673	74.09%
1.000 - 1.249	456	110,295,104.42	56.88	8.284	241,875.23	651	80.21
1.500 - 1.749	86	11,320,325.86	5.84	8.269	131,631.70	642	75.53
2.000 - 2.249	227	53,727,441.68	27.71	8.171	236,684.77	684	74.00
2.250 - 2.499	1	65,053.22	0.03	7.625	65,053.22	799	2.28
3.000 - 3.249	12	554,079.95	0.29	6.795	46,173.33	715	58.97
3.750 - 3.999	1	80,000.00	0.04	14.250	80,000.00	701	114.29
5.000 - 10.000	4	739,010.21	0.38	11.310	184,752.55	569	49.09
Total:	887	$193,915,491.92	100.00%	8.286%	$218,619.49	661	77.48%

The non-zero minimum and the maximum Periodic Caps of the Adjustable Rate Pool 2 Mortgage Loans with Periodic Caps are approximately 1.000% and 10.000%, respectively, and the weighted average is approximately 1.382%.

                                          ABS Syndicate Desk (212) 834-4154